As filed with the Securities and Exchange Commission on March 2, 2012

Registration Nos. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTELLATION ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	52-1964611
(State of Incorporation)	(IRS Employer Identification Number)

BALTIMORE GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	52-0280210
(State of Incorporation)	(IRS Employer Identification Number)

Constellation Energy Group, Inc. 100 Constellation Way, Baltimore, Maryland 21202 (410) 470-2800	Baltimore Gas and Electric Company 2 Center Plaza, 110 West Fayette Street, Baltimore, Maryland 21201 (410) 234-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Charles A. Berardesco

Senior Vice President and General Counsel

Constellation Energy Group, Inc.

100 Constellation Way

Baltimore, Maryland 21202

(410) 470-2800

(Names and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service for Constellation Energy Group, Inc.)

Carim V. Khouzami

Chief Financial Officer and Treasurer

Baltimore Gas and Electric Company

2 Center Plaza, 110 West Fayette Street

Baltimore, Maryland 21201

(410) 234-5000

(Names and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service for Baltimore Gas and Electric Company)

Copies To:

Christian O. Nagler

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: After the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrants are large accelerated filers, accelerated filers, non-accelerated filers, or smaller reporting companies. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934: (Check one)

Constellation Energy Group, Inc.—Large accelerated filer  ☒    Accelerated filer  ☐    Non-accelerated filer  ☐    Smaller reporting company  ☐

Baltimore Gas and Electric Company—Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☒    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED/ PROPOSED MAXIMUM OFFERING PRICE PER UNIT/ PROPOSED MAXIMUM AGGREGATE OFFERING PRICE/ AMOUNT OF REGISTRATION FEE
Constellation Energy Group, Inc. Unsecured Debt Securities
Constellation Energy Group, Inc. Common Stock
Constellation Energy Group, Inc. Preferred Stock	(1)
Constellation Energy Group, Inc. Warrants
Constellation Energy Group, Inc. Stock Purchase Contracts
Constellation Energy Group, Inc. Units
Baltimore Gas and Electric Company Unsecured Debt Securities
Baltimore Gas and Electric Company Senior Secured Bonds
Baltimore Gas and Electric Company Preferred Stock

(1)	There are being registered hereunder such presently indeterminate number, principal amount or liquidation amount of (a) Unsecured Debt Securities, Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts and Units which may be sold from time to time by Constellation Energy Group, Inc. or a selling securityholder and (b) Unsecured Debt Securities, Senior Secured Bonds and Preferred Stock which may be sold from time to time by Baltimore Gas and Electric Company or a selling securityholder. In addition, there are being registered hereunder an indeterminate number of (a) Unsecured Debt Securities and shares of Common Stock and Preferred Stock issuable by Constellation Energy Group, Inc. upon conversion or exchange of any Unsecured Debt Securities and Preferred Stock that provide for conversion or exchange into other securities or upon exercise of Warrants for such securities and (b) shares of Common Stock or Preferred Stock, as applicable, to be issuable upon settlement of Stock Purchase Contracts. The Registrants are deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

PROSPECTUS

Constellation Energy Group, Inc.

Unsecured Debt Securities, Common Stock,

Preferred Stock, Warrants, Stock Purchase Contracts and Units

Baltimore Gas and Electric Company

Unsecured Debt Securities, Senior Secured Bonds

and Preferred Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of our own securities described in this prospectus in one or more offerings. Constellation Energy Group, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “CEG.” Unless otherwise indicated in a prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus provides you with a general description of the securities we may offer. Each time Constellation Energy Group, Inc. or Baltimore Gas and Electric Company sells securities, that company will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may also be used by a selling securityholder of the securities described herein.

Constellation Energy Group, Inc.’s principal executive offices are located at 100 Constellation Way, Baltimore, Maryland 21202. Constellation Energy Group, Inc.’s telephone number is (410) 470-2800.

Baltimore Gas and Electric Company’s principal executive offices are located at 2 Center Plaza, 110 West Fayette Street, Baltimore, Maryland 21201. Baltimore Gas and Electric Company’s telephone number is (410) 234-5000.

There are risks involved with purchasing these securities. Please refer to “RISK FACTORS” on page 2 of this prospectus.

We urge you to carefully read this prospectus and the prospectus supplement, which will describe the specific terms of the offering, together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” before you make your investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2012.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

As used in this prospectus, “Constellation Energy” or the “Company” refers to Constellation Energy Group, Inc. and “BGE” refers to Baltimore Gas and Electric Company. “We,” “us” and “our” refer to Constellation Energy with respect to securities issuable by Constellation Energy and BGE with respect to securities issuable by BGE.

SUMMARY

Constellation Energy is an energy company that includes a generation business (Generation), a customer supply business (NewEnergy), and BGE, a regulated electric and gas public utility in central Maryland.

Constellation Energy’s Generation business develops, owns, owns interests in, and operates electric generation facilities and a fuel processing facility located in various regions of the United States and Canada. This business also includes an operation that manages certain contractually controlled physical assets, including generating facilities and owns an interest in a joint venture that owns and operates nuclear generating facilities.

Constellation Energy’s NewEnergy business is primarily a competitive provider of energy-related products and services for a variety of customers and focuses on selling electricity, natural gas, and other energy-related products to serve customers’ requirements (load-serving), and providing other energy products and risk management services. This business also manages Constellation Energy’s upstream natural gas activities, designs, constructs, and operates renewable energy, heating, cooling, and cogeneration facilities and provides home improvements, sales of electric and gas appliances, and servicing of heating, air conditioning, plumbing, electrical, and indoor air quality systems.

BGE is a regulated electric transmission and distribution utility company and a regulated gas distribution utility company with a service territory that covers the City of Baltimore and all or part of 10 counties in central Maryland. BGE was incorporated in Maryland in 1906.

On April 28, 2011, Constellation Energy entered into an Agreement and Plan of Merger with Exelon Corporation (Exelon). At closing, each issued and outstanding share of common stock of Constellation Energy will be cancelled and converted into the right to receive 0.93 shares of common stock of Exelon, and Constellation Energy will become a wholly owned subsidiary of Exelon.

The merger agreement contains certain termination rights for both Constellation Energy and Exelon. Under narrow specified circumstances in which the merger agreement is terminated and another acquisition proposal is accepted, Constellation Energy may be required to pay Exelon a termination fee of $200 million and Exelon may be required to pay Constellation Energy a termination fee of $800 million.

In connection with the proposed merger, Exelon and Constellation Energy announced several commitments, each of which is contingent upon completion of the merger, that they included in their filing for approval of the merger with the Maryland Public Service Commission. In addition, in December 2011, Exelon, Constellation Energy, and BGE entered into a settlement agreement with the State of Maryland, the Maryland Energy Administration, the City of Baltimore and the Baltimore Building and Construction Trades Council, in which they agreed to several additional commitments contingent upon completion of the merger.

The merger agreement has been approved by the boards of directors and stockholders of both Constellation Energy and Exelon and by several other state and federal regulatory bodies. The parties are working to complete the merger in the first quarter of 2012 absent any Federal Energy Regulatory Commission approval delays.

The information above concerning Constellation Energy, BGE and, if applicable, their respective subsidiaries is only a summary and does not purport to be comprehensive. For additional information about these companies, you should refer to the information described in “WHERE YOU CAN FIND MORE INFORMATION.”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of the Annual Report on Form 10-K for the year ended December 31, 2011 for each of Constellation Energy and BGE, filed with the SEC on February 29, 2012 and incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “WHERE YOU CAN FIND MORE INFORMATION.”

FORWARD LOOKING STATEMENTS

We make statements in this prospectus and may make statements in any prospectus supplement that are considered forward looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Sometimes these statements will contain words such as “believes,” “expects,” “intends,” “plans” and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. These risks, uncertainties and factors include, but are not limited to:

•

the timing and extent of changes in commodity prices and volatilities for energy and energy-related products including coal, natural gas, oil, electricity, nuclear fuel, and emission allowances, and the impact of such changes on liquidity requirements;

•	the liquidity and competitiveness of wholesale and retail markets for energy commodities;

•

the conditions of the capital markets, interest rates, foreign exchange rates, availability of credit facilities to support business requirements and general economic conditions, as well as Constellation Energy’s and BGE’s ability to maintain their current credit ratings;

•	the effectiveness of risk management policies and procedures and the ability and willingness of counterparties to satisfy their financial and performance commitments;

•	losses on the sale or write down of assets due to impairment events or changes in management intent with regard to either holding or selling certain assets;

•

the ability to successfully identify, finance and complete acquisitions and sales of businesses and assets, including generating facilities, and to successfully invest in new business initiatives and markets;

•	the effect of weather and general economic and business conditions on energy supply, demand and prices and customers’ and counterparties’ ability to perform their obligations or make payments;

•	the ability to attract and retain customers in our NewEnergy business and to adequately forecast their energy usage;

•	the timing and extent of customer choice and competition in the energy markets and the rules and regulations adopted in those markets;

•

regulatory or legislative developments federally, in Maryland, or in other states that affect energy competition, the price of energy, transmission or distribution rates and revenues, demand for energy or increases in costs, including costs related to safety or environmental compliance;

•	the ability of our businesses to comply with complex and/or changing market rules and regulations;

•	the ability of BGE to recover all its costs associated with providing customers service;

•

operational factors affecting Constellation Energy’s generating facilities , BGE’s transmission and distribution facilities, or other commercial operations, including weather-related damages, unscheduled outages or repairs, unanticipated changes in fuel costs or availability, unavailability of coal or gas transportation or electric transmission services, workforce issues, terrorism, acts of war, catastrophic events and other events beyond our control;

•	the impact of industry consolidation;

•	the impact of increased energy conservation and use of renewable energy;

•

the actual outcome of uncertainties associated with assumptions and estimates using judgment when managing our business, applying critical accounting policies and preparing financial statements, including factors that are estimated in determining the fair value of energy contracts, such as the ability to obtain market prices and, in the absence of verifiable market prices, the appropriateness of models and model inputs (including, but not limited to, estimated contractual load obligations, unit availability, forward commodity prices, interest rates, correlation and volatility factors);

•	changes in accounting principles or practices;

•

cost and other effects of legal and administrative proceedings and other events that may not be covered by insurance, including environmental liabilities and liabilities associated with catastrophic events; and

•

the likelihood and timing of the completion of the pending merger with Exelon Corporation, the terms and conditions of any required regulatory approvals of the pending merger and potential diversion of management’s time and attention from our ongoing business during this time period.

These factors and the other risk factors referred to in this prospectus, including under the heading “Risk Factors,” are not necessarily all of the important factors that could cause Constellation Energy’s or BGE’s actual results to differ materially from those expressed in any of their forward looking statements. Other unknown or unpredictable factors also could have material adverse effects on Constellation Energy’s and BGE’s future results. Given these uncertainties, you should not place undue reliance on these forward looking statements. Please see Constellation Energy’s and BGE’s periodic reports filed with the Securities and Exchange Commission (“SEC”) for more information on these factors. The forward looking statements included in this prospectus or any prospectus supplement are made only as of the date of this prospectus or such prospectus supplement.

USE OF PROCEEDS

Except as otherwise provided in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes. If the applicable issuer does not use the net proceeds immediately, it may temporarily invest them in short-term, interest-bearing obligations.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED AND PREFERENCE DIVIDEND REQUIREMENTS

Constellation Energy

Constellation Energy’s Ratio of Earnings to Fixed Charges for each of the periods indicated is as follows:

TWELVE MONTHS ENDED DECEMBER 31,
2011	2010		2009	2008		2007
N/A(1)	N/A	(2)	14.76	N/A	(3)	3.84

(1)	Due to the loss for the twelve months ended December 31, 2011, the ratio coverage was less than 1:1. Constellation Energy would have needed to generate additional earnings of $579.9 million to achieve a ratio coverage of 1:1.
(2)	Due to the loss for the twelve months ended December 31, 2010, the ratio coverage was less than 1:1. Constellation Energy would have needed to generate additional earnings of $1,685.4 million to achieve a ratio coverage of 1:1.
(3)	Due to the loss for the twelve months ended December 31, 2008, the ratio coverage was less than 1:1. Constellation Energy would have needed to generate additional earnings of $1,444.7 million to achieve a ratio coverage of 1:1.

For current information on Constellation Energy’s Ratio of Earnings to Fixed Charges, please see Constellation Energy’s most recent annual report on Form 10-K. See “WHERE YOU CAN FIND MORE INFORMATION.”

BGE

BGE’s Ratio of Earnings to Fixed Charges for each of the periods indicated is as follows:

TWELVE MONTHS ENDED DECEMBER 31,
2011	2010	2009	2008	2007
2.56	2.80	2.07	1.50	2.84

BGE’s Ratio of Earnings to Combined Fixed Charges and Preferred and Preference Dividend Requirements for each of the periods indicated is as follows:

TWELVE MONTHS ENDED DECEMBER 31,
2011	2010	2009	2008	2007
2.22	2.41	1.80	1.33	2.42

For current information on BGE’s Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred and Preference Dividend Requirements, please see BGE’s most recent annual report on Form 10-K. See “WHERE YOU CAN FIND MORE INFORMATION.”

DESCRIPTION OF THE UNSECURED DEBT SECURITIES

General

This section summarizes terms of the unsecured debt securities (the “debt securities”) that we may offer with this prospectus. Most of the specific terms of a series of debt securities will be described in a prospectus supplement attached to this prospectus and may vary from the terms described herein. For a complete description of the terms of a particular offering of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular offering.

Constellation Energy will issue the debt securities under an indenture, which is a contract between Constellation Energy and the trustee, Deutsche Bank Trust Company Americas, dated as of June 19, 2008 and a subordinated indenture between Constellation Energy and the trustee, Deutsche Bank Trust Company Americas, dated as of July 24, 2006, as supplemented by a First Supplemental Indenture dated June 27, 2008 (the “Subordinated Indenture”). BGE will issue the debt securities under an indenture, which is a contract between BGE and the trustee, Deutsche Bank Trust Company Americas, dated as of July 24, 2006, as supplemented by a First Supplemental Indenture dated as of October 13, 2006. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities against the applicable issuer if it defaults. There are some limitations on the extent to which the trustee acts on your behalf, described later in this section under “Events of Default.” Second, the trustee performs certain administrative duties for the holders of debt securities, such as sending interest payments and notices, and implementing transfers of debt securities.

Copies of the indentures have been filed with the SEC and are exhibits to the registration statement which contains this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” to find out how to locate our filings with the SEC. The indentures and the debt securities are governed by New York law.

The indentures are summarized below. Because it is a summary, it does not contain all of the information that may be important to you. You should read the indentures to get a complete understanding of your rights and our obligations under the provisions described in this section under “Events of Default,” “Supplemental Indentures” and “Consolidation, Merger or Sale.” This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indentures. We include references in parentheses to certain sections of the indentures. This summary also is subject to, and qualified by reference to, the description of the particular terms of each series of debt securities described in the applicable prospectus supplement.

The indentures do not limit the amount of debt securities that may be issued. There are existing series of debt securities outstanding under our existing indentures. For current information on our debt outstanding, see our most recent annual report on Form 10-K, and our quarterly reports on Form 10-Q, if any, since such Form 10-K. See “WHERE YOU CAN FIND MORE INFORMATION.”

The debt securities are unsecured and will rank equally with all our unsecured indebtedness issued pursuant to the same indenture unless expressly subordinated. See “Subordination” below. The debt securities will be subordinated to all of the issuer’s secured indebtedness, if any. The indentures do not limit the amount of indebtedness that the issuer’s subsidiaries may incur. This subsidiary debt effectively ranks senior to any debt securities that the issuer may issue. For current information on our subsidiary debt outstanding, see our most recent annual report on Form 10-K, and our most recent quarterly report on Form 10-Q. See “WHERE YOU CAN FIND MORE INFORMATION.”

The applicable prospectus supplement will describe whether the debt securities will be subject to any conversion, amortization, or sinking or similar fund. It is anticipated that the debt securities will be “book-entry,” represented by a permanent global debt security registered in the name of The Depository Trust Company (“DTC”), or its nominee. However, we reserve the right to issue debt securities in certificated form registered in the name of the debt security holders.

Unless the applicable prospectus supplement states otherwise, the applicable issuer may from time to time, without the consent of the applicable existing note holders, create and issue further notes of each series ranking equally with the other notes of the series having the same terms and conditions as the notes of such series being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest therein. Additional notes issued in this manner will form a single series with the previously outstanding notes of that series.

In the discussion that follows, whenever we talk about paying principal on the debt securities, we mean at maturity, redemption or repurchase. Also, in discussing the time for notices and how the different interest rates are calculated, all times are New York City time, unless otherwise noted.

The applicable prospectus supplement will describe the terms for the debt securities including:

•	title of the securities,

•	any limit on the aggregate principal amount of the debt securities of that series,

•	maturity date,

•	interest rate or rates (or the method to calculate such rate),

•	remarketing provisions,

•	redemption or repurchase provisions,

•	if other than the principal amount, the portion of the principal amount payable upon maturity (known as discounted debt securities),

•	whether, and on what terms and at what prices, the debt securities may be converted into or exercised or exchanged for our common stock, preferred stock or any other type of security, and

•	any other provisions.

Ownership of the Debt Securities

Direct Securityholders

Only registered holders of debt securities will have rights under the indentures. As noted below, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global debt securities as described below. For example, once we make payment to the registered securityholder, we have no further responsibility for the payment even if that securityholder is legally required to pass the payment along to you as a “street name” customer but does not do so.

“Street Name” and Other Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal securityholders. This is called holding in “street name.” Instead, we recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities to their customers. If you hold debt securities in “street name,” you should check with your own institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle voting if ever required,

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct securityholder as described below to the extent permitted, and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for securityholders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. This means that we will not issue certificates to each beneficial owner. If we choose to issue debt securities in the form of global debt securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global debt security be registered in the name of a financial institution which we select and by requiring that the debt securities included in the global debt security not be transferred to the name of any other direct securityholder unless the special circumstances described below occur. The financial institution that acts as the sole direct securityholder of the global debt securities is called the “depositary.” Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn is a participant with the depositary. The applicable prospectus supplement will indicate whether your series of debt securities will be issued only in the form of global debt securities.

An indirect holder’s rights relating to a global debt security will be governed by the account rules of the investor’s financial institution and the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a securityholder and instead deal only with the depositary.

An investor should be aware that if debt securities are issued only in the form of global debt securities:

•	an investor cannot get debt securities registered in his or her own name,

•	an investor cannot receive physical certificates for his or her interest in the debt securities,

•

an investor will be a “street name” holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities (see “—“Street Name” and Other Indirect Holders” above),

•

an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates,

•

the depositary’s policies will govern payments, transfers, exchange, and other matters relating to an investor’s interest in the global security. The issuer and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. The issuer and the trustee also do not supervise the depositary in any way, and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in “street name” will be up to the individual investor. The investor must consult his or her own bank or broker to find out how to have the investor’s interests in debt securities transferred to his or her own name, so that the investor will be a direct holder.

The special situations for termination of a global security are:

•	when the depositary notifies the issuer that it is unwilling, unable, or no longer qualified to continue as depositary;

•	when the issuer notifies the trustee that it wishes to terminate the global security (subject to the procedures of the depositary); or

•	when an event of default on the debt securities has occurred and has not been cured (see “Events of Default” below).

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global debt security terminates, the depositary (and not the applicable issuer or the trustee) is responsible for deciding the names of the institutions that will be the initial direct securityholders. (Section 3.04).

DTC

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the debt securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. The trustee and the issuer will treat DTC or its nominee as the owner of each global security for all purposes. Accordingly, the trustee, the issuer and any paying agent will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by the issuer directly to DTC, which will, in turn, inform the direct or indirect DTC participants, which will then contact you as a beneficial holder.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. Direct and indirect DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, make payments to and solicit votes from you, the ultimate owner of debt securities, based on their customary practices. Payments to you with respect to your beneficial interest in any debt securities will be the responsibility of the direct and indirect DTC participants and not of DTC, the trustee or the issuer.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

In the remainder of this description “you” means direct securityholders and not “street name” or other indirect holders.

Additional Mechanics

Form, Exchange and Transfer

In the absence of any contrary provision described in the prospectus supplement for any specific series of debt securities, the debt securities will be issued:

•	in registered form;

•	without interest coupons; and

•	in denominations that are multiples of $1,000. (Section 3.02)

You may have your debt securities exchanged into more debt securities of smaller denominations, with a minimum of $1,000, or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 3.04) This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee or at an agency to be maintained by the issuer for such purpose. The trustee acts as the issuer’s agent for registering debt securities in the names of securityholders and transferring debt securities. The issuer may change this appointment to another entity or perform it itself. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (Section 3.04)

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rule governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the issuer and the security registrar are satisfied with your proof of ownership. (Section 3.04)

Payment and Paying Agents

The issuer of a debt security will pay interest to you if you are a securityholder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “record date” and is stated in the prospectus supplement. (Sections 3.02 and 5.01) Securityholders buying and selling debt securities must work out between them how to compensate for the fact that the issuer will pay all the interest for an interest period to the one who is the registered securityholder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller.

The issuer has appointed the trustee as paying agent, and will pay interest, principal and any other money due on the debt securities at the principal office of the trustee in New York City. That office is currently located at 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York 10005. The issuer of a debt security may also have additional payment offices or change them, or act as its own paying agent. (Section 5.02)

Single holders of over $5 million in principal amount of debt securities can request that payment of principal and interest be wired to them by contacting the paying agent at the address set forth above at least three (3) business days prior to the payment date. Otherwise, payments may be made by check. (Section 3.02)

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Remarketing

We may issue debt securities with remarketing features that allow securityholders the option to sell their debt securities back to the issuer. In turn, we may have the option to retire those debt securities or remarket and sell them to new holders.

Redemption

The issuer of a debt security may have the right to redeem or otherwise repurchase debt securities at its option. If the debt securities are redeemable, except as otherwise set forth in the note for such series, we may partially redeem the debt securities only in multiples of $1,000. (Section 4.01) Notice of redemption will be provided at least 30, but no more than 60, days prior to the date of redemption. (Section 4.04) If we do not redeem all debt securities in a series at one time, the trustee will select the debt securities to be redeemed in a manner it determines to be appropriate and fair. (Section 4.03) If a debt security is only partially redeemed, the issuer will issue a new debt security of the same series in an amount equal to the unredeemed portion of the debt security. (Section 4.06)

Repurchase

If the debt securities are subject to a repurchase option, the debt securityholder may have the right to cause the issuer to repurchase the debt securities.

For global debt securities, unless otherwise provided in the applicable prospectus supplement, participants, on behalf of the owners of beneficial interests in the global debt securities, may exercise the repurchase option by delivering written notice to the paying agent for those debt securities, Deutsche Bank Trust Company Americas, at least 30, but no more than 60, days prior to the date of repurchase (60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York 10005). The paying agent must receive notice by 5:00 p.m. on the last day for giving notice. Procedures for the owners of beneficial interests in global debt securities to notify their participants of their desire to have their debt security repurchased will be governed by the customary practices of the participant. The written notice to the paying agent must state the principal amount to be repurchased. It is irrevocable, and a duly authorized officer of the participant (with signatures guaranteed) must sign it.

Unless otherwise specified in the applicable prospectus supplement, debt securityholders who hold their securities directly and who desire to exercise their repurchase option must notify the paying agent at least 30, but not more than 45, days prior to the repayment date by providing the paying agent:

•	the certificated debt security, with the section entitled “Option to Elect Repayment” on the reverse of the debt security completed; or

•

a fax or letter (first class, postage prepaid) from a member of a national securities exchange, the Financial Industry Regulatory Authority, or a bank or trust company in the United States which states the following:

•	the name of the holder;

•	the principal amount of the debt security and the amount to be repurchased;

•	the certificate number or the maturity and a description of the terms of the security;

•	a statement that you wish to sell all or a portion of your note; and

•	a guaranty that the debt security with the section entitled “Option to Elect Repayment” on the reverse of the debt security completed will be received by the paying agent within 5 business days.

The debt security and form must be received by the paying agent by such 5th business day. Your notice of repurchase is irrevocable.

If you sell a portion of a debt security, the old debt security will be canceled and a new debt security for the remaining principal amount will be issued to you.

Interest Rate

The following terms will apply to any issue of debt securities unless otherwise indicated in the applicable prospectus supplement. The interest rate on the debt securities will either be fixed or floating as indicated in the applicable prospectus supplement. The interest paid will include interest accrued to, but excluding, the date of maturity, redemption or repurchase. Interest is generally payable to the person in whose name the debt security is registered at the close of business on the record date applicable to each interest payment date. Interest payable at maturity, redemption or repurchase, however, will be payable to the person to whom principal is payable.

The interest payment on any debt security originally issued between a record date and interest payment date or on an interest payment date will be made on the interest payment date after the next record date. Interest payments, other than those payable at maturity, redemption or repurchase, will be paid, at our option, by check or wire transfer.

Events of Default

An “Event of Default” with respect to a series of debt securities means any of the following:

•	the issuer fails to pay the principal of (or premium, if any, on) any debt security of that series when due and payable;

•	the issuer fails to pay any interest on any debt security of that series for 30 days after such is due;

•

the issuer fails to observe or perform any other covenants or agreements set forth in the debt securities of that series, or in the indentures in regard to such debt securities, continuously for 60 days after notice (which must be sent either by the Trustee or holders of at least 33% of the principal amount of the affected series);

•	the issuer files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily mean that an Event of Default has occurred for any other series of debt securities issued under the indentures. If an Event of Default has occurred and has not been cured, the trustee or the holders of not less than 33% of the principal amount of the debt securities of the affected series may declare the entire principal of the debt securities of such series due and payable immediately. Subject to certain conditions, if we deposit with the trustee enough money to remedy the default and there is no default continuing, this acceleration of payment may be rescinded by the holders of at least a majority in aggregate principal amount of the debt securities of the series. (Section 7.01)

The trustee must, within 90 days after a default occurs, notify the holders of the debt securities of the series of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The trustee may withhold notice to the holders of such debt securities of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of the holders. (Section 7.08) The issuer is required to file an annual certificate with the trustee, signed by an officer, stating any default by it under any provisions of the indentures. (Section 5.06)

Prior to any declaration of acceleration of maturity, the holders holding a majority of the principal amount of the debt securities of the particular series affected, on behalf of the holders of all debt securities of that series, may waive any past default or Event of Default. We cannot, however, obtain a waiver of a payment default. (Section 7.07)

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless such holders offer the trustee indemnity reasonably acceptable to it. (Section 8.02(d)) Subject to the provisions for indemnification and certain other limitations, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such debt securities. (Section 7.07)

In order to bypass the trustee and take steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of 25% of the principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity to the trustee reasonably acceptable to it against the cost and other liabilities of taking that action; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 7.04)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the trustee and to make or cancel a declaration of acceleration.

Supplemental Indentures

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Each Holder’s Approval. The following changes require the approval of each holder of debt securities:

•	extend the fixed maturity of any debt security;

•	reduce the interest rate (or change the method used to establish the interest rate) or extend the time of payment of interest;

•	reduce any premium payable upon redemption;

•	reduce the principal amount;

•	reduce the amount of principal payable upon acceleration of the maturity of a discounted debt security following default;

•	change the currency of payment on a debt security; or

•	reduce the percentage of securityholders whose consent is required to modify or amend the indentures (Section 11.02)

Changes Not Requiring Holder Approval. These types of changes are limited to those changes specified in the indentures, including those which are of an administrative nature or are changes that would not adversely affect holders of the debt securities. (Section 11.01)

Changes Requiring 66-2/3% of all Holders to Approve. A vote in favor by securityholders owning not less than 66-2/3% of the principal amount of the debt securities of the particular series affected is required for any other matter listed in the indentures or in a particular security. (Section 11.02)

“Street name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Consolidation, Merger or Sale

The issuer of a debt security may not merge or consolidate with any corporation or sell substantially all of its assets as an entirety unless:

•

it is the continuing corporation or the successor corporation expressly assumes the payment of principal, and premium, if any, and interest on the debt securities and the performance and observance of all the covenants and conditions of the indentures binding on it (Section 12.01); and

•	it, or the successor corporation, is not immediately after the merger, consolidation or sale in default in the performance of a covenant or condition in the indentures binding on it. (Section 12.02)

Discharge

The indentures provide that the issuer of a debt security can discharge and satisfy all of its obligations under any series of debt securities that are payable within one year, or under any series of debt securities that it delivers to the trustee (and that have not already been cancelled), by depositing with the trustee or any paying agent, enough funds to pay the principal and interest due or to become due on the debt securities until their maturity date. (Section 13.01)

Subordination

Constellation Energy’s payment obligation under each and all securities to be issued under the Subordinated Indenture will rank junior and be subordinated in right of payment and upon liquidation to all of Constellation

Energy’s Senior Indebtedness. However, unless provided otherwise in an applicable prospectus supplement, all securities to be issued under the Subordinated Indenture will rank equally in right of payment with any Pari Passu Securities. No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on any securities to be issued under the Subordinated Indenture may be made by Constellation Energy until all holders of Senior Indebtedness have been paid in full (or provision has been made for such payment), if any of the following occurs:

•	certain events of bankruptcy, insolvency or reorganization of Constellation Energy;

•	any Senior Indebtedness of Constellation Energy is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

•

any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of Constellation Energy are permitted to accelerate the maturity of such Senior Indebtedness. (Section 18.02)

Upon any distribution of assets of Constellation Energy to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of Constellation Energy must be paid in full before the holders of any securities issued under the Subordinated Indenture are entitled to receive or retain any payment from such distribution.

“Senior Indebtedness,” when used with respect to Constellation Energy, means all of Constellation Energy’s obligations whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

•	obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

•	capitalized lease obligations;

•

all obligations of the types referred to in the two preceding bullet points of others which Constellation Energy, has assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

•	all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories.

Any such obligation, indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with any securities issued under the Subordinated Indenture. Furthermore, trade accounts payable and accrued liabilities arising in the ordinary course of business will not be Senior Indebtedness. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

“Pari Passu Securities” means:

•	indebtedness and other securities that, among other things, by its terms ranks equally with any securities issued under the Subordinated Indenture in right of payment and upon liquidation; and

•	guarantees of indebtedness or other securities described in the preceding bullet point.

“Pari Passu Securities” also includes Constellation Energy’s trade accounts payable and accrued liabilities arising in the ordinary course of business.

The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that Constellation Energy may issue, guarantee or otherwise incur or the amount of liabilities, including debt, or preferred stock, that Constellation Energy’s subsidiaries may issue, guarantee or otherwise incur. Constellation Energy expects from time to time to incur additional indebtedness and other liabilities that will be senior to any securities issued under the Subordinated Indenture.

Conversion

General

Constellation Energy may issue debt securities that may be converted into or exercised or exchanged for its common stock, preferred stock or any of its other securities. Debt securities will not be convertible unless the applicable prospectus supplement expressly so states. These securities are referred to as convertible debt securities. The discussion that follows contemplates that the debt securities Constellation Energy may issue will be convertible into common stock. The applicable prospectus supplement will discuss the terms of any debt securities that may be convertible into any other type of security.

The applicable prospectus supplement for any series of convertible debt securities will set forth the terms of the convertible debt securities, including the conversion rate at which the holder of any convertible debt security of that series may initially convert that security into common stock. The conversion rate for any series of outstanding convertible debt securities will be expressed as a number of shares per $1,000 principal amount of convertible debt securities, and will be adjusted in certain circumstances as described in “Adjustment of Conversion Rate” below. The right to convert a convertible debt security called for redemption or delivered for repurchase will terminate at the close of business on the business day immediately preceding the redemption date for that security, unless Constellation Energy defaults in making the payment due upon redemption. (Section 16.01)

Exercise of Conversion Privilege

Securityholders may convert all or part of any convertible debt security by delivering the convertible debt security at an office or agency maintained for that purpose. Unless the applicable prospectus supplement for a series of convertible debt securities states otherwise, that office will be the corporate trust office of the trustee at 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York 10005, and the trustee will serve as conversion agent. The convertible debt security surrendered for conversion must be accompanied by a duly signed and completed conversion notice, a copy of which may be obtained from the trustee. The conversion date will be the date on which the convertible debt security and the duly signed and completed conversion notice are so delivered. (Section 16.02)

As promptly as practicable on or after the conversion date, Constellation Energy will issue and deliver to the trustee a certificate or certificates for the number of full shares of its common stock issuable upon conversion, together with payment in lieu of any fraction of a share. The certificates will then be sent by the trustee to the conversion agent for delivery to the holder of the convertible debt security being converted. The shares of Constellation Energy’s common stock issuable upon conversion of the convertible debt securities will be fully paid and nonassessable and will rank equally with the other shares of Constellation Energy’s common stock. (Sections 16.02 and 16.03)

“Street name” and other indirect holders should consult their banks or brokers for information on how to exercise their conversion privilege.

Interest and Other Payments in connection with Convertible Debt Securities

If a securityholder surrenders a convertible debt security for conversion on a date that is not an interest payment date, that securityholder will not be entitled to receive any interest for the period from the preceding interest payment date to the conversion date, except as described below. However, a securityholder of a convertible debt security on a regular record date, including a convertible debt security surrendered for conversion after the regular record date, will receive the interest payable on such convertible debt security on the next interest payment date. Thus to correct for this overpayment of interest, any convertible debt security surrendered for conversion during the period from the close of business on a regular record date to the opening of business on the next interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of convertible debt securities being surrendered for conversion. However, a securityholder will not be required to make that payment if he or she is converting a convertible debt security, or a portion of a convertible debt security, that Constellation Energy has called for redemption if such securityholder’s conversion right would terminate because of the redemption between the regular record date and the close of business on the next interest payment date. (Section 16.02)

No other payment or adjustment for interest, or for any dividends in respect of Constellation Energy’s common stock, will be made upon conversion. Holders of Constellation Energy’s common stock issued upon conversion will not be entitled to receive any dividends payable to holders of Constellation Energy’s common stock as of any record time or date before the close of business on the conversion date. Constellation Energy will not issue fractional shares upon conversion. Instead, Constellation Energy will pay cash in lieu of fractional shares based on the market price of its common stock at the close of business on the conversion date. (Section 16.03)

If a securityholder delivers a convertible debt security for conversion, the securityholder will not be required to pay any taxes or duties in respect of the issue or delivery of common stock on conversion. However, the securityholder will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the common stock in a name other than that of the holder of the convertible debt security. Constellation Energy will not issue or deliver certificates representing shares of common stock unless the person requesting the issuance or delivery has paid to Constellation Energy the amount of any such tax or duty or has established to Constellation Energy’s satisfaction that such tax or duty has been paid. (Section 16.08)

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Adjustment of Conversion Rate

The conversion rate will be subject to adjustment for, among other things:

•	dividends and other distributions payable in Constellation Energy common stock on shares of Constellation Energy’s capital stock;

•

the issuance to all holders of Constellation Energy’s common stock of rights, options or warrants entitling them to subscribe for or purchase Constellation Energy’s common stock at less than the then current market price of such common stock as of the record date for stockholders entitled to receive such rights, options or warrants;

•	subdivisions, combinations and reclassifications of Constellation Energy’s common stock;

•	distributions to all holders of Constellation Energy’s common stock of evidences of Constellation Energy’s indebtedness, shares of capital stock, cash or assets, including securities, but excluding:

•	those dividends, rights, options, warrants and distributions referred to above;

•	dividends and distributions paid exclusively in cash, subject to certain exceptions; and

•	distributions upon mergers or consolidations discussed below;

•

distributions consisting exclusively of cash, excluding cash distributed upon a merger or consolidation discussed below, to all holders of Constellation Energy’s common stock in an aggregate amount that, combined together with:

•	other all-cash distributions made within the preceding 365-day period in respect of which no adjustment has been made; and

•

any cash and the fair market value of other consideration payable in connection with any tender offer by Constellation Energy or any of its subsidiaries for Constellation Energy’s common stock concluded within the preceding 365-day period in respect of which no adjustment has been made, exceeds 10% of Constellation Energy’s market capitalization on the record date for the distribution, being the product of the current market price per share of Constellation Energy’s common stock on the record date for such distribution and the number of shares of common stock then outstanding; and

•	the completion of a tender offer made by Constellation Energy or any of its subsidiaries for Constellation Energy’s common stock which involves an aggregate consideration that, together with:

•

any cash and the fair market value of other consideration payable in a tender offer by Constellation Energy or any of its subsidiaries for Constellation Energy’s common stock expiring within the 365-day period preceding the expiration of that tender offer in respect of which no adjustments have been made; and

•

the aggregate amount of any cash distributions to all holders of Constellation Energy’s common stock within the 365-day period preceding the expiration of that tender offer in respect of which no adjustments have been made, exceeds 10% of Constellation Energy’s market capitalization on the expiration of such tender offer.

Constellation Energy reserves the right to affect such increases in the conversion rate in addition to those required by the foregoing provisions as Constellation Energy considers to be advisable in order to avoid or diminish any income tax to holders of Constellation Energy’s common stock resulting from certain dividends, distributions or issuances of rights or warrants. Constellation Energy will not be required to make any adjustment to the conversion rate until the cumulative adjustments amount to 1% or more of the conversion rate. (Section 16.04)

To the extent permitted by law, Constellation Energy may increase the conversion rate for any period of at least 20 days if the increase is irrevocable during such period and its board of directors determines that the increase would be in its best interest. The board of directors’ determination in this regard will be conclusive. Constellation Energy will give holders of convertible debt securities at least 15 days’ notice of such an increase in the conversion rate. (Section 16.04)

Constellation Energy will compute all adjustments to the conversion rate and will give notice by mail to holders of the registered convertible debt securities of any adjustments. (Section 16.05)

Provision in case of Consolidation, Merger or Sale of Assets

If Constellation Energy consolidates or merges with or into another entity or another entity is merged into Constellation Energy, or in case of any sale or transfer of all or substantially all of Constellation Energy’s assets, each convertible debt security then outstanding will become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of common stock into which the convertible debt securities were convertible immediately prior to the consolidation, merger, sale or transfer. This calculation will be made on the assumption that the holder of common stock failed to exercise any rights of election that the holder may have to select a particular type of consideration. This paragraph will not apply to a merger or sale of all or substantially all of Constellation Energy’s assets that does not result in any reclassification, conversion, exchange or cancellation of the common stock. (Section 16.11)

Our Relationship with the Trustee

The trustee under the indentures, and/or one or more of its affiliates, may be lenders under our, or our subsidiaries’ and affiliates’, credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The trustee will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case of default, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

DESCRIPTION OF THE SENIOR SECURED BONDS

General

The following description sets forth the general terms and provisions of the Senior Secured Bonds that BGE may offer by this prospectus. BGE will describe the particular terms of the Senior Secured Bonds, and provisions that vary from those described below, in one or more prospectus supplements.

BGE may issue the Senior Secured Bonds from time to time in the future, in one or more series, under an indenture and security agreement, which is a contract between BGE and the trustee, Deutsche Bank Trust Company Americas (the “bond trustee”), dated as of July 9, 2009, as it may be supplemented from time to time, which is referred to herein as the “Senior Secured Indenture.” A form of the Senior Secured Indenture is filed as an exhibit to the registration statement that contains this prospectus. All securities that may be issued under the Senior Secured Indenture, including the Senior Secured Bonds offered by this prospectus, are referred to herein as “secured bonds.”

This section of the prospectus contains a summary of all material provisions of the Senior Secured Indenture. The Senior Secured Indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Senior Secured Bonds or the Senior Secured Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Senior Secured Indenture, including the definitions of some of the terms used in the Senior Secured Indenture. This section of the prospectus also includes references in parentheses to some of the sections of the Senior Secured Indenture. Whenever particular sections or defined terms of the Senior Secured Indenture are referred to in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of each series of Senior Secured Bonds described in the applicable prospectus supplement or supplements. The particular terms of each series of Senior Secured Bonds will be established and set forth in an officer’s certificate under the Senior Secured Indenture, a form of which is filed with the registration statement that contains this prospectus. The Senior Secured Indenture has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the Senior Secured Bonds.

The Senior Secured Indenture permits BGE to issue secured bonds from time to time in an unlimited aggregate amount subject to the limitations described under “—Issuance of Secured Bonds.” All secured bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional secured bonds of that series. This means that BGE may from time to time, without the consent of the existing holders of the secured bonds of any series, create and issue additional secured bonds of a series having the same terms and conditions as the previously issued secured bonds of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional secured bonds. Additional secured bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued secured bonds of that series. For more information, see the discussion below under “—Issuance of Secured Bonds.”

A prospectus supplement and any supplemental indenture, board resolution and officer’s certificate relating to any series of Senior Secured Bonds being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	the title of the Senior Secured Bonds;

•	any limit upon the total principal amount of the Senior Secured Bonds;

•	the dates, or the method to determine the dates, on which the principal of the Senior Secured Bonds will be payable and how it will be paid;

•

the interest rate or rates which the Senior Secured Bonds will bear, or how the rate or rates will be determined, the interest payment dates for the Senior Secured Bonds and the regular record dates for interest payments;

•	any right to extend the interest payments for, or the maturity of, the Senior Secured Bonds and the duration of any such extension;

•	the percentage, if less than 100%, of the principal amount of the Senior Secured Bonds that will be payable if the maturity of the Senior Secured Bonds is accelerated;

•	any date or dates on which the Senior Secured Bonds may be redeemed at BGE’s option and the terms, conditions and any restrictions on those redemptions;

•	any sinking fund or other provisions that would obligate BGE to repurchase or otherwise redeem the Senior Secured Bonds;

•

any additions or exceptions to the events of default under the Senior Secured Indenture or additions or exceptions to BGE’s covenants under the Senior Secured Indenture for the benefit of the holders of Senior Secured Bonds;

•	any denominations other than multiples of $1,000 in which the Senior Secured Bonds will be issued;

•

if payments on the Senior Secured Bonds may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any terms pursuant to which the Senior Secured Bonds may be converted into or exchanged for other securities of BGE’s or of another entity;

•	any additional collateral security for the Senior Secured Bonds; and

•	any other terms of the Senior Secured Bonds not inconsistent with the terms of the Senior Secured Indenture. (Senior Secured Indenture, Section 301)

BGE may sell Senior Secured Bonds at a discount below their principal amount. United States Federal income tax considerations applicable to Senior Secured Bonds sold at an original issue discount will be described in the applicable prospectus supplement if BGE sells Senior Secured Bonds at an original issue discount. In addition, important United States Federal income tax or other tax considerations applicable to any Senior Secured Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if BGE sells Senior Secured Bonds denominated or payable in a currency or currency unit other than United States dollars.

Ownership of the Senior Secured Bonds

Direct Securityholders

Only registered holders of secured bonds will have rights under the Senior Secured Indenture. As noted below, BGE does not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold Senior Secured Bonds in that manner or because the Senior Secured Bonds are issued in the form of global secured bonds as described below. For example, once BGE makes payment to the registered securityholder, BGE has no further responsibility for the payment even if that securityholder is legally required to pass the payment along to you as a “street name” customer but does not do so.

“Street Name” and Other Indirect Holders

Investors who hold Senior Secured Bonds in accounts at banks or brokers will generally not be recognized by BGE as legal securityholders. This is called holding in “street name.” Instead, BGE recognizes only the bank or broker, or the financial institution the bank or broker uses to hold its Senior Secured Bonds. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the Senior Secured Bonds to their customers. If you hold Senior Secured Bonds in “street name,” you should check with your own institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle voting if ever required,

•	whether and how you can instruct it to send you Senior Secured Bonds registered in your own name so you can be a direct securityholder as described below to the extent permitted, and

•	how it would pursue rights under the Senior Secured Bonds if there were a default or other event triggering the need for securityholders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. This means that BGE will not issue certificates to each beneficial owner. If BGE chooses to issue Senior Secured Bonds in the form of global secured bonds, the ultimate beneficial owners can only be indirect holders. BGE does this by requiring that the global secured bond be registered in the name of a financial institution which BGE selects and by requiring that the Senior Secured Bonds included in the global secured bond not be transferred to the name of any other direct securityholder unless the special circumstances described below occur. The financial institution that acts as the sole direct securityholder of the global secured bonds is called the “depositary.” Any person wishing to own a Senior Secured Bond must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn is a participant with the depositary. The applicable prospectus supplement and officer’s certificate will indicate whether your series of Senior Secured Bonds will be issued only in the form of global secured bonds.

An indirect holder’s rights relating to a global secured bond will be governed by the account rules of the investor’s financial institution and the depositary, as well as general laws relating to securities transfers. BGE does not recognize this type of investor as a securityholder and instead deals only with the depositary.

An investor should be aware that if Senior Secured Bonds are issued only in the form of global secured bonds:

•	an investor cannot get Senior Secured Bonds registered in his or her own name,

•	an investor cannot receive physical certificates for his or her interest in the Senior Secured Bonds,

•

an investor will be a “street name” holder and must look to his or her own bank or broker for payments on the Senior Secured Bonds and protection of his or her legal rights relating to the Senior Secured Bonds (see “—“Street Name” and Other Indirect Holders” above),

•

an investor may not be able to sell interests in the Senior Secured Bonds to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates,

•

the depositary’s policies will govern payments, transfers, exchange, and other matters relating to an investor’s interest in the global secured bond. BGE and the bond trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global secured bond. BGE and the bond trustee also do not supervise the depositary in any way, and

•	the depositary will require that interests in a global secured bond be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, the global secured bond will terminate and interests in it will be exchanged for physical certificates representing Senior Secured Bonds. After that exchange, the choice of whether to hold Senior Secured Bonds directly or in “street name” will be up to the individual investor. The investor must consult his or her own bank or broker to find out how to have the investor’s interests in Senior Secured Bonds transferred to his or her own name, so that the investor will be a direct holder.

The special situations for termination of a global secured bond are:

•	when the depositary notifies BGE that it is unwilling, unable, or no longer qualified to continue as depositary;

•	when BGE notifies the trustee that it wishes to terminate the global secured bond (subject to the procedures of the depositary); or

•	when an event of default on the Senior Secured Bonds has occurred and has not been cured (see “Events of Default” below).

The prospectus supplement and officer’s certificate may also list additional situations for terminating a global secured bond that would apply only to the particular series of Senior Secured Bonds covered by such prospectus supplement and officer’s certificate. When a global secured bond terminates, the depositary (and not BGE or the bond trustee) is responsible for deciding the names of the institutions that will be the initial direct securityholders.

DTC

DTC has provided BGE the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

Beneficial interests in a global secured bond will be shown on, and transfers of beneficial interests in the global secured bond will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase Senior Secured Bonds through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the Senior Secured Bonds in its account on DTC’s records. When you actually purchase the Senior Secured Bonds, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the Senior Secured Bonds. DTC’s records will show only the identity of the direct DTC participants and the amount of the Senior Secured Bonds held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the Senior Secured Bonds. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The bond trustee will wire payments on the Senior Secured Bonds to the DTC nominee that is the registered holder of the Senior Secured Bonds. The bond trustee and BGE will treat DTC or its nominee as the owner of each global secured bond for all purposes. Accordingly, the bond trustee, any paying agent and BGE will have no direct responsibility or liability to pay amounts due on a global secured bond to you or any other beneficial owners in that global secured bond. Any redemption notices will be sent by BGE directly to DTC, which will, in turn, inform the direct or indirect DTC participants, which will then contact you as a beneficial holder.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the Senior Secured Bonds and is required to receive and transmit distributions of principal of and premium, if any, and interest on the Senior Secured Bonds. Direct and indirect DTC participants with which investors have accounts with respect to the Senior Secured Bonds similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised BGE that it will take any action permitted to be taken by a holder of Senior Secured Bonds under the terms and conditions of the Senior Secured Bonds (including, without limitation, the presentation of Senior Secured Bonds for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant Senior Secured Bonds are credited, and only in respect of the portion of the aggregate principal amount of the Senior Secured Bonds as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global secured bonds held by it for certificated Senior Secured Bonds, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, make payments to and solicit votes from you, the ultimate owner of Senior Secured Bonds, based on their customary practices. Payments to you with respect to your beneficial interest in any Senior Secured Bonds will be the responsibility of the direct and indirect DTC participants and not of DTC, the bond trustee or BGE.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that BGE believes to be reliable, but BGE takes no responsibility for the accuracy thereof. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

Redemption

BGE will set forth any terms for the redemption of Senior Secured Bonds of any series in the applicable prospectus supplement. Unless BGE indicates differently in a prospectus supplement, and except with respect to Senior Secured Bonds redeemable at the option of the holder of such Senior Secured Bonds, Senior Secured Bonds will be redeemable upon notice to holders by mail at least 30 days and not more than 60 days prior to the redemption date. (Senior Secured Indenture, Section 504) Unless the Senior Secured Bonds are held in book-entry only form through the facilities of DTC, in which case DTC’s procedures for selection shall apply

(see “—Ownership of the Senior Secured Bonds”), if less than all of the Senior Secured Bonds of any series or any tranche thereof are to be redeemed, the bond trustee will select the Senior Secured Bonds to be redeemed. In the absence of any provision for selection, the bond trustee will choose a method of random selection as it may deem fair and appropriate. (Senior Secured Indenture, Section 503)

Unless BGE defaults in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, Senior Secured Bonds will cease to bear interest on the redemption date. BGE will pay the redemption price and any accrued interest to the redemption date upon surrender of any Senior Secured Bond for redemption. (Senior Secured Indenture, Section 505) If only part of a Senior Secured Bond is redeemed, the bond trustee will deliver to the holder of the Senior Secured Bond a new Senior Secured Bond of the same series for the remaining portion without charge. (Senior Secured Indenture, Section 506)

BGE may make any redemption at its option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, BGE will not be required to redeem the Senior Secured Bonds. (Senior Secured Indenture, Section 504)

Payment and Paying Agents

Except as may be provided in the applicable prospectus supplement, interest, if any, on each Senior Secured Bond payable on any interest payment date will be paid to the person in whose name that Senior Secured Bond is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any Senior Secured Bond, the defaulted interest may be paid to the holder of that Senior Secured Bond as of the close of business on a date between 10 and 15 days before the date proposed by BGE for payment of the defaulted interest or in any other manner permitted by any securities exchange on which that Senior Secured Bond may be listed, if the bond trustee finds it workable. (Senior Secured Indenture, Section 307)

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the Senior Secured Bonds at maturity will be payable upon presentation of the Senior Secured Bonds at the corporate trust office of the bond trustee, in The City of New York, as BGE’s paying agent. However, BGE may choose to make payment of interest by check mailed to the address of the persons entitled to payment as they may appear or have appeared in the security register for the Senior Secured Bonds. BGE may change the place of payment on the Senior Secured Bonds, appoint one or more additional paying agents (including BGE) and remove any paying agent, all at its discretion. (Senior Secured Indenture, Section 702)

As long as the Senior Secured Bonds are registered in the name of DTC, or its nominee, as described under “—Ownership of the Senior Secured Bonds,” payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to beneficial owners of the Senior Secured Bonds.

Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, and subject to the restrictions related to the issuance of Senior Secured Bonds through DTC’s book-entry system, as described under “—Ownership of the Senior Secured Bonds,” the transfer of Senior Secured Bonds may be registered, and Senior Secured Bonds may be exchanged for other Senior Secured Bonds of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the offices of the bond trustee in New York, New York. (Senior Secured Indenture, Section 305) BGE may, upon prompt written notice to the bond trustee and the holders of the Senior Secured Bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the Senior Secured Bonds. (Senior Secured Indenture, Section 702) No service charge will be made for any registration of transfer or exchange of the Senior Secured

Bonds. However, BGE may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange. BGE will not be required to execute or to provide for the registration, transfer or exchange of any Senior Secured Bond:

•	during the 15 days before an interest payment date;

•	during the 15 days before giving any notice of redemption; or

•	selected for redemption except the unredeemed portion of any Senior Secured Bond being redeemed in part. (Senior Secured Indenture, Section 305)

Security; Lien of the Senior Secured Indenture

The Senior Secured Indenture secures the secured bonds. BGE can issue more secured bonds in the future and those secured bonds will also be secured by the Senior Secured Indenture. The Senior Secured Indenture constitutes a first priority lien on substantially all of BGE’s electric utility distribution equipment and fixtures, subject to Permitted Liens. The Senior Secured Indenture creates a lien on all of BGE’s property (other than Excepted Property, as defined below) included in BGE’s electric distribution property account (within the meaning of the Uniform System of Accounts of the Federal Energy Regulatory Commission (or any successor provisions thereto)), and all other property that is properly accounted for as equipment and fixtures (other than Excepted Property) used or useful in BGE’s electric utility distribution business, owned by BGE on July 9, 2009, (hereinafter referred to as the “Execution Date” of the Senior Secured Indenture) or acquired by BGE after the Execution Date. In addition, the Senior Secured Indenture creates a lien on all of BGE’s franchises, permits and licenses that are transferable and necessary for the operation of such equipment and fixtures. (Senior Secured Indenture, Granting Clauses) The property that is subject to the lien of the Senior Secured Indenture is sometimes referred to as the “Collateral.” At the date of this prospectus, the Collateral is located in the state of Maryland, substantially all of the Collateral is included within the category of property, plant and equipment on BGE’s balance sheet, and the Collateral had a net book value as of December 31, 2011 of approximately $2.6 billion.

Easement and Right-of-Way Grant

The Senior Secured Indenture does not grant a lien on BGE’s real property interests, including land, land rights (including easements and rights-of-way), structures and improvements (within the meaning of the Uniform System of Accounts of the Federal Energy Regulatory Commission or any successor provisions thereto). BGE has granted to the bond trustee, for the benefit of the holders of the outstanding secured bonds, a transferable non-exclusive easement and right-of-way (referred to herein as the “Easement”) to place, replace, maintain, access, remove, sell or otherwise dispose of any of the Collateral on the real property interests owned or leased by BGE, now or in the future, including transferable easements and rights-of-way, to the extent necessary in the reasonable discretion of the bond trustee for the operation of the Collateral or for the exercise or enforcement of the bond trustee’s interest in the Collateral.

Subject to the terms of any underlying lease or underlying easement, the Easement will be enforceable against any successor to BGE’s interest in any of the real property interests subject to the Easement and shall remain in full force and effect as to such real property interests notwithstanding any transfer of, or grant of a security interest in, such real property interests. In addition, subject to the terms of any underlying lease or underlying easement, the bond trustee may transfer the Easement, on a non-exclusive basis, in whole or in part, to purchasers of the Collateral in a bankruptcy or foreclosure.

The Easement will be recorded in the City of Baltimore and in the Maryland counties in which BGE owns or leases real property and is subject to all liens, exceptions, defects, qualifications and other matters of record at the time of recording of the Easement. Moreover, the grant of the Easement over all real property leased by BGE and easements and rights-of-way granted to BGE are subject to applicable law and will only be effective to the extent permitted by the underlying lease or underlying easement and only to the extent of BGE’s rights and obligations under such underlying lease or underlying easement. In the Senior Secured Indenture, BGE has agreed to use commercially reasonable efforts to ensure that any underlying lease or underlying easement entered into by BGE after the date of the Easement shall permit the use and enjoyment of the rights granted under the Easement to the bond trustee. (Senior Secured Indenture, Section 706)

The Easement is governed by the laws of the State of Maryland and may only be amended in writing by an amendment executed by BGE and the bond trustee, who may only so act in accordance with the Senior Secured Indenture. The Senior Secured Indenture provides that the bond trustee shall, from time to time upon request of BGE so long as no Event of Default thereunder has occurred and is continuing, execute and deliver to BGE an amendment to the Easement, in form satisfactory to the bond trustee,

•	without the consent of any holders of secured bonds if such amendment does not adversely affect the interests of the holders of secured bonds in any material respect,

•	without the consent of any holders of secured bonds if such amendment is to release from the Easement any property released from the lien of the Senior Secured Indenture, or

•

with the consent of the holders of secured bonds of not less than a majority in aggregate principal amount of then outstanding secured bonds, considered as one class, by act of said holders delivered to BGE by the bond trustee. (Senior Secured Indenture, Section 1308)

Permitted Liens

The lien of the Senior Secured Indenture is subject to the Permitted Liens described in the Senior Secured Indenture. These Permitted Liens include, among others,

•	liens existing at the Execution Date of the Senior Secured Indenture,

•	as to property acquired by BGE after the Execution Date of the Senior Secured Indenture, liens existing or placed on such property at the time BGE acquires such property and any Purchase Money Liens,

•

tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days notice has not been given to BGE’s general counsel or to such other person designated by BGE to receive such notices,

•

mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers liens, other liens incident to construction, liens or privileges of any of BGE’s employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days notice has not been given to BGE’s general counsel or to such other person designated by BGE to receive such notices,

•	specified judgment liens and Prepaid Liens,

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, BGE’s property,

•

liens securing indebtedness or other obligations relating to real property BGE acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way,

•	specified leases and leasehold, license, franchise and permit interests,

•	liens resulting from law, rules, regulations, orders or rights of Governmental Authorities and specified liens required by law or governmental regulations,

•	liens to secure public obligations,

•	rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by BGE or by others on BGE’s property,

•	rights and interests of persons other than BGE arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property,

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation, and

•

liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made. (Senior Secured Indenture, Granting Clauses and Section 101)

The Senior Secured Indenture provides that the bond trustee will have a lien, prior to the lien on the Collateral securing the secured bonds, for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (Senior Secured Indenture, Section 1007) This lien would be a Permitted Lien under the Senior Secured Indenture.

Excepted Property

The lien of the Senior Secured Indenture does not cover, among other things, the following types of property whether owned as of the Execution Date or acquired thereafter:

•	all cash, deposit accounts, securities, and all policies of insurance on the lives of BGE’s officers not paid or delivered to or deposited with or held by the bond trustee or required so to be;

•

all contracts, leases, operating agreements and other agreements of all kinds (other than BGE’s franchises, permits and licenses that are transferable and necessary for the operation of the Collateral), contract rights, bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

•

all governmental and other licenses, permits, franchises, consents and allowances (other than BGE’s franchises, permits and licenses that are transferable and necessary for the operation of the Collateral);

•	all intellectual property rights and other general intangibles;

•	all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;

•	all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where BGE is organized;

•

all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of BGE’s business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

•

all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by BGE for sale, distribution or use in the ordinary course and conduct of BGE’s business;

•

all property which is the subject of a lease agreement designating BGE as lessee, and all BGE’s right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, and the last day of the term of any lease or leasehold which may become subject to the lien of the Senior Secured Indenture;

•

all property which, subsequent to the Execution Date of the Senior Secured Indenture, has been released from the lien of the Senior Secured Indenture and any improvements, extensions, and additions to such properties and renewals, replacements, substitutions of or for any parts thereof;

•

all property included in BGE’s electric transmission property account (within the meaning of the Uniform System of Accounts of the Federal Energy Regulatory Commission or any successor provisions thereto); and

•

all real property (other than fixtures), including land, land rights, structures and improvements to the extent not equipment or fixtures (within the meaning of the Uniform System of Accounts of the Federal Energy Regulatory Commission or any successor provisions thereto).

BGE sometimes refers to property of BGE not covered by the lien of the Senior Secured Indenture as “Excepted Property.” (Senior Secured Indenture, Granting Clauses) BGE may add any of its Excepted Property to the lien of the Senior Secured Indenture at any time as additional security, if it so chooses. (Senior Secured Indenture, Section 1301)

Issuance of Secured Bonds

Subject to the issuance restrictions described below, the aggregate principal amount of secured bonds that may be authenticated and delivered under the Senior Secured Indenture is unlimited. (Senior Secured Indenture, Section 301) Secured bonds of any series may be issued from time to time in an aggregate principal amount not exceeding the sum of the following:

•

65% of the cost or fair value to BGE (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of secured bonds, the release of Collateral or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes (Senior Secured Indenture, Section 102)) after specified deductions and additions, primarily including adjustments to offset property retirements;

•	the aggregate principal amount of Retired Securities, as defined below; and

•	an amount of cash deposited with the bond trustee.

“Retired Securities” mean any secured bonds authenticated and delivered under the Senior Secured Indenture which (i) no longer remain outstanding, (ii) have not been made the basis of the authentication and delivery of secured bonds, the release of Collateral or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes under any of the provisions of the Senior Secured Indenture and (iii) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash. (Senior Secured Indenture, Sections 101, 1602, 1603, 1604 and 1605)

Property Additions generally include any Collateral owned by BGE on the Execution Date or acquired by BGE after the Execution Date and any property that BGE may subject to the lien of the Senior Secured Indenture in the future. (Senior Secured Indenture, Section 103)

As of December 31, 2011, BGE could have issued under the Senior Secured Indenture approximately $1.7 billion of secured bonds based upon Property Additions although BGE’s credit facility limits the aggregate principal amount of secured bonds that BGE can issue to $1.4 billion.

Other than the security afforded by the lien of the Senior Secured Indenture and restrictions on the issuance of secured bonds described above, there are no provisions of the Senior Secured Indenture that grant the holders of the secured bonds protection in the event of a highly leveraged transaction involving BGE.

Release of Property

Unless an event of default under the Senior Secured Indenture has occurred and is continuing, BGE may obtain the release from the lien of the Senior Secured Indenture of any Collateral that constitutes Funded Property, except for cash held by the bond trustee, upon delivery to the bond trustee of an amount in cash equal to the amount, if any, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:

•	an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens upon the property to be released and delivered to the bond trustee;

•

an amount equal to the cost or fair value to BGE (whichever is less) of certified Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the release);

•	100/65ths of the aggregate principal amount of secured bonds that BGE would be entitled to issue on the basis of Retired Securities (with the entitlement being waived by operation of the release);

•

100/65ths of the aggregate principal amount of any outstanding secured bonds delivered to the bond trustee (with the secured bonds to be canceled by the bond trustee) other than secured bonds issued on the basis of deposited cash;

•

any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens delivered to a holder of a prior lien on Collateral in consideration for the release of such Collateral from the prior lien; and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (Senior Secured Indenture, Section 1803)

As used in the Senior Secured Indenture, the term “Purchase Money Lien” means, generally, a lien on property being transferred which is retained by the transferor of such property or granted to one or more other persons in connection with the transfer thereof, or granted to or held by a trustee or agent for any such persons, and may include liens which cover property in addition to the property being transferred and/or which secure indebtedness in addition to indebtedness to the transferor of such property. (Senior Secured Indenture, Section 101) Generally, the principal amount of obligations secured by Purchase Money Lien used as the basis for the release of Collateral may not exceed 75% of the fair value of such Collateral unless no additional obligations are outstanding, or are permitted to be issued, under such Purchase Money Lien. (Senior Secured Indenture, Section 1803)

Unless an event of default under the Senior Secured Indenture has occurred and is continuing, BGE may obtain the release from the lien of the Senior Secured Indenture of any part of the Collateral or any interest therein, which does not constitute Funded Property or Funded Cash held by the bond trustee without depositing any cash or property with the bond trustee as long as (a) the aggregate amount of cost or fair value to BGE (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to BGE (whichever is less) of Property Additions acquired, made or constructed within the 90-day period preceding the release. (Senior Secured Indenture, Section 1804)

The Senior Secured Indenture provides simplified procedures for the release of Collateral with a cost or fair value to BGE (whichever is less) of up to the greater of $10 million or 3% of outstanding secured bonds during a calendar year and for the release of Collateral taken or sold in connection with the power of eminent domain, provides for dispositions of certain obsolete or unnecessary Collateral and for grants or surrender of certain easements, leases or rights of way without any release or consent by the bond trustee. (Senior Secured Indenture, Sections 1802, 1805 and 1807)

If BGE retains any interest in any property released from the lien of the Senior Secured Indenture, the Senior Secured Indenture will not become a lien on the property or the interest in the property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of the property unless BGE subjects such property to the lien of the Senior Secured Indenture. (Senior Secured Indenture, Section 1810)

The Senior Secured Indenture also provides that BGE may terminate, abandon, surrender, cancel, release, modify or dispose of any of its franchises, permits or licenses that are Collateral without any consent of the bond trustee or the holders of outstanding secured bonds; provided that (i) such action is, in BGE’s opinion, necessary, desirable or advisable in the conduct of its business, and (ii) any of BGE’s franchises, permits or licenses that, in its opinion, cease to be necessary for the operation of the Collateral shall cease to be Collateral without any release or consent, or report to, the bond trustee. (Senior Secured Indenture, Section 1802)

Withdrawal of Cash

Unless an event of default under the Senior Secured Indenture has occurred and is continuing, and subject to specified limitations, cash held by the bond trustee may, generally, (1) be withdrawn by BGE (a) to the extent of the cost or fair value to BGE (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of secured bonds that BGE would be entitled to issue on the basis of Retired Securities (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding secured bonds delivered to the bond trustee (with the secured bonds to be cancelled by the bond trustee), or (2) upon BGE’s request, be applied to (a) the purchase of secured bonds or (b) the payment (or provision for payment) at stated maturity of any secured bonds or the redemption (or provision for payment) of any secured bonds which are redeemable. (Senior Secured Indenture, Section 1806)

Defeasance

BGE will be discharged from its obligations on the Senior Secured Bonds if it irrevocably deposits with the bond trustee or any paying agent, other than BGE, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the Senior Secured Bonds. (Senior Secured Indenture, Section 801) BGE’s right to cause the entire indebtedness in respect of the Senior Secured Bonds of any series to be deemed to be satisfied and discharged as described above will also be subject to the satisfaction of any conditions specified in the instrument creating such series.

Consolidation, Merger and Conveyance of Assets

Under the terms of the Senior Secured Indenture, BGE may not consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the Collateral, unless:

•

the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases the Collateral as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction, and it expressly assumes BGE’s obligations on all secured bonds then outstanding under the Senior Secured Indenture and confirms the lien of the Senior Secured Indenture on the Collateral (as constituted immediately prior to the time such transaction became effective) and subjecting to the lien of the Senior Secured Indenture all property thereafter acquired by the successor entity that constitutes an improvement, extension or addition to the Collateral (as so constituted) or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property;

•

in the case of a lease, such lease is made expressly subject to termination by BGE or by the bond trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the Senior Secured Indenture;

•	BGE shall have delivered to the bond trustee an officer’s certificate and an opinion of counsel as provided in the Senior Secured Indenture; and

•

immediately after giving effect to such transaction (and treating any debt that becomes an obligation of the successor entity as a result of such transaction as having been incurred by the successor entity at the time of such transaction), no event of default under the Senior Secured Indenture, or event which, after notice or lapse of time or both, would become an event of default under the Senior Secured Indenture, shall have occurred and be continuing. (Senior Secured Indenture, Section 1201)

In the case of the conveyance or other transfer of the Collateral as, or substantially as, an entirety to any other person, upon the satisfaction of all the conditions described above, BGE would be released and discharged from all of its obligations and covenants under the Senior Secured Indenture and on the secured bonds then outstanding unless it elects to waive such release and discharge. (Senior Secured Indenture, Section 1204)

The Senior Secured Indenture does not prevent or restrict:

•

any conveyance or other transfer, or lease, of any part of the Collateral that does not constitute the entirety, or substantially the entirety, of the Collateral (Senior Secured Indenture, Section 1205); or

•

any conveyance, transfer or lease of any of BGE’s properties where BGE retains Collateral with a fair value in excess of 100/65ths of the aggregate principal amount of all outstanding secured bonds, and any other outstanding debt secured by a Purchase Money Lien that ranks equally with, or senior to, the secured bonds with respect to the Collateral. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that BGE selects. (Senior Secured Indenture, Section 1206)

Although the successor entity may, in its sole discretion, subject to the lien of the Senior Secured Indenture property then owned or thereafter acquired by the successor entity, the lien of the Senior Secured Indenture generally will not cover the property of the successor entity other than the Collateral it acquires from BGE and improvements, extensions, additions to such Collateral and renewals, replacements and substitutions thereof, within the meaning of the Senior Secured Indenture. The terms of the Senior Secured Indenture do not restrict mergers in which BGE is the surviving entity. (Senior Secured Indenture, Section 1205)

Events of Default

“Event of Default,” when used in the Senior Secured Indenture with respect to secured bonds, means any of the following:

•

failure to pay interest on any secured bond for 30 days after it is due unless BGE has made a valid extension of the interest payment period with respect to such secured bond as provided in the Senior Secured Indenture;

•	failure to pay the principal of or any premium on any secured bond when due unless BGE has made a valid extension of the maturity of such secured bond as provided in the Senior Secured Indenture;

•

failure to perform or breach of any other covenant or warranty in the Senior Secured Indenture that continues for 90 days after BGE receives written notice from the bond trustee, or BGE and the bond trustee receive written notice from the holders of at least 33% in aggregate principal amount of the outstanding secured bonds, unless the bond trustee, or the bond trustee and the holders of a principal amount of secured bonds not less than the principal amount of secured bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the bond trustee, or the bond trustee and the holders of such principal amount of secured bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by BGE within such period and is being diligently pursued;

•	events of BGE’s bankruptcy, insolvency or reorganization as specified in the Senior Secured Indenture; or

•

any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of secured bonds. (Senior Secured Indenture, Sections 301, 901 and 1301)

Except in the case of failure to pay principal, interest or any installment for retirement of secured bonds, the bond trustee may withhold notice of default if it believes that withholding the notice is in the interests of the holders of the secured bonds.

Remedies

If an event of default under the Senior Secured Indenture occurs and is continuing, then the bond trustee, by written notice to BGE, or the holders of at least 33% in aggregate principal amount of the outstanding secured bonds, by written notice to BGE and the bond trustee, may declare the principal amount of all of the secured bonds to be due and payable immediately, and upon BGE’s receipt of such notice, such principal amount, together with premium, if any, and accrued and unpaid interest will become immediately due and payable.

At any time after such declaration of acceleration has been made but before any sale of the Collateral and before a judgment or decree for payment of the money due has been obtained by the bond trustee, the event of default under the Senior Secured Indenture giving rise to such declaration of acceleration will be considered cured, and such declaration and its consequences will be considered rescinded and annulled, if:

•	BGE has paid or deposited with the bond trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding secured bonds;

(2)	the principal of and premium, if any, on the outstanding secured bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest to the extent lawful; and

(4)	all amounts due to the bond trustee under the Senior Secured Indenture; and

•

any other event of default under the Senior Secured Indenture with respect to the secured bonds has been cured or waived as provided in the Senior Secured Indenture. (Senior Secured Indenture, Section 902)

There is no automatic acceleration, even in the event of BGE’s bankruptcy, insolvency or reorganization.

Subject to the Senior Secured Indenture, under specified circumstances and to the extent permitted by law and the terms and conditions of any Permitted Liens and the related contracts evidencing or governing such liens and subject to the requirements of any thereof, if an event of default under the Senior Secured Indenture occurs and is continuing, the bond trustee has the power to appoint a receiver for the Collateral, and is entitled to the exercise of all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law. (Senior Secured Indenture, Section 916)

Other than its duties in case of an event of default under the Senior Secured Indenture, the bond trustee is not obligated to exercise any of its rights or powers under the Senior Secured Indenture at the request, order or direction of any of the holders of secured bonds, unless the holders offer the bond trustee an indemnity satisfactory to it. (Senior Secured Indenture, Section 1003) If they provide this indemnity, the holders of a majority in principal amount of the outstanding secured bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the bond trustee, or exercising any trust or power conferred upon the bond trustee. The bond trustee is not obligated to comply with directions that conflict with law or other provisions of the Senior Secured Indenture or that could involve the bond trustee in personal liability in circumstances where indemnity would not, in the bond trustee’s sole discretion, be adequate. (Senior Secured Indenture, Section 912)

No holder of secured bonds will have any right to institute any proceeding under the Senior Secured Indenture, or any remedy under the Senior Secured Indenture, unless:

•	the holder has previously given to the bond trustee written notice of a continuing event of default under the Senior Secured Indenture;

•

the holders of a majority in aggregate principal amount of the outstanding secured bonds of all series have made a written request to the bond trustee, and have offered indemnity satisfactory to the bond trustee to institute proceedings; and

•

the bond trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding secured bonds inconsistent with the written request of holders referred to above. (Senior Secured Indenture, Section 907)

However, these limitations do not apply to the absolute and unconditional right of a holder of a secured bond to institute suit for payment of the principal, premium, if any, or interest on the secured bond on or after the applicable due date. (Senior Secured Indenture, Section 908)

BGE will provide to the bond trustee an annual statement by an appropriate officer as to its compliance with all conditions and covenants under the Senior Secured Indenture. (Senior Secured Indenture, Section 705)

Modification and Waiver

Without the consent of any holder of secured bonds, BGE and the bond trustee may enter into one or more amendments for any of the following purposes:

•	to evidence the assumption by any permitted successor of BGE’s covenants in the Senior Secured Indenture and in the secured bonds;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of secured bonds, or to surrender any right or power conferred upon BGE;

•	to add additional events of default under the Senior Secured Indenture for all or any series of secured bonds;

•

to change or eliminate or add any new provision to the Senior Secured Indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of secured bonds of any series in any material respect, the change, elimination or addition will become effective only:

(1)	when the consent of the holders of secured bonds of such series has been obtained in accordance with the Senior Secured Indenture; or

(2)	when no secured bonds of the affected series remain outstanding under the Senior Secured Indenture;

•	to provide additional security for any secured bonds;

•	to establish the form or terms of secured bonds of any other series as permitted by the Senior Secured Indenture;

•	to provide for the authentication and delivery of bearer securities with or without coupons;

•	to evidence and provide for the acceptance of appointment by a separate or successor bond trustee or co-trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the secured bonds of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, secured bonds may be surrendered for registration of transfer or exchange and notices to BGE may be served;

•

to amend and restate the Senior Secured Indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of secured bonds of any series in any material respect; or

•

to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the Senior Secured Indenture if such changes or additions will not adversely affect the interests of the holders of secured bonds of any series in any material respect. (Senior Secured Indenture, Section 1301)

The holders of a majority in aggregate principal amount of then outstanding secured bonds, considered as one class, may waive compliance by BGE with some restrictive provisions of the Senior Secured Indenture. (Senior Secured Indenture, Section 706) The holders of a majority in principal amount of then outstanding secured bonds may waive any past default under the Senior Secured Indenture, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Senior Secured Indenture that cannot be modified or amended without the consent of the holder of each outstanding secured bond of any affected series. (Senior Secured Indenture, Section 913)

Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding secured bonds, considered as one class, is required for all other amendments or modifications to the Senior Secured Indenture. However, if less than all of the series of secured bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding secured bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected secured bond then outstanding:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any secured bond, or reduce the principal amount of any secured bond or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any secured bond;

•

create any lien ranking prior to or on a parity with the lien of the Senior Secured Indenture with respect to the Collateral, terminate the lien of the Senior Secured Indenture on the Collateral or deprive any holder of a secured bond of the benefits of the security of the lien of the Senior Secured Indenture;

•

reduce the percentage in principal amount of the outstanding secured bonds of any series the consent of the holders of which is required for any amendment or modification or any waiver of compliance with a provision of the Senior Secured Indenture or of any default thereunder and its consequences, or reduce the requirements for a quorum or voting; or

•	modify certain provisions of the Senior Secured Indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the secured bonds of any series.

A supplemental indenture that changes the Senior Secured Indenture solely for the benefit of one or more particular series of secured bonds, or modifies the rights of the holders of secured bonds of one or more series, will not affect the rights under the Senior Secured Indenture of the holders of the secured bonds of any other series. (Senior Secured Indenture, Section 1302)

The Senior Secured Indenture provides that secured bonds owned by BGE or anyone else required to make payment on the secured bonds shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Senior Secured Indenture, Section 101)

BGE may fix in advance a record date to determine the holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but BGE has no obligation to do so. If BGE fixes a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding secured bonds have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding secured bonds will be computed as of the record date.

Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any secured bond will bind every future holder of that secured bond and the holder of every secured bond issued upon the registration of transfer of or in exchange for that secured bond. A transferee will also be bound by acts of the bond trustee or BGE in reliance thereon, whether or not notation of that action is made upon the secured bond. (Senior Secured Indenture, Section 106)

Resignation of a Bond Trustee

The bond trustee may resign at any time by giving written notice to BGE or may be removed at any time by an act of the holders of a majority in principal amount of secured bonds then outstanding delivered to the bond trustee and BGE. No resignation or removal of the bond trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if BGE has delivered to the bond trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the Senior Secured Indenture, the bond trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Senior Secured Indenture. (Senior Secured Indenture, Section 1010)

Notices

Notices to holders of secured bonds will be given by mail to the addresses of the holders as they may appear in the security register for the secured bonds. (Senior Secured Indenture, Section 108)

Title

BGE, the bond trustee, and any of BGE’s or the bond trustee’s agents, may treat the person in whose name secured bonds are registered as the absolute owner thereof, whether or not the secured bonds may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Senior Secured Indenture, Section 308)

Governing Law

The Senior Secured Indenture is, and the secured bonds will be, governed by, and construed in accordance with, the laws of the state of New York except where otherwise required by law, including with respect to the creation, perfection, priority or enforcement of the lien of the Senior Secured Indenture or exercise of remedies with respect to the Collateral. (Senior Secured Indenture, Section 114)

Information about the Bond Trustee

The bond trustee will be Deutsche Bank Trust Company Americas. In addition to acting as bond trustee, Deutsche Bank Trust Company Americas also acts, and may act, as trustee under various other of BGE’s and its affiliates’ indentures, trusts and guarantees. BGE and its affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the bond trustee and its affiliates in the ordinary course of their respective businesses.

DESCRIPTION OF CAPITAL STOCK

The following briefly summarizes the provisions of each of Constellation Energy’s and BGE’s charter and bylaws. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of their charter and bylaws. See “WHERE YOU CAN FIND MORE INFORMATION.”

Authorized Common Stock

Constellation Energy’s authorized capital stock includes 600,000,000 shares of common stock without par value. As of December 31, 2011, 232,251,673 shares have either been issued and are now outstanding or have been reserved for issuance, and 367,748,327 shares are authorized but unissued and unreserved.

Authorized Preferred Stock

Constellation Energy’s board of directors can, without further action by its shareholders, establish from the undesignated shares of preferred stock, $0.01 per share par value, authorized by its charter one or more series of preferred stock. The board of directors has designated 10,000 shares as Series A Convertible Preferred Stock and 11,600 shares as Series B Preferred Stock, and the remaining 24,978,400 shares are undesignated. The board of directors may reclassify the Series A Convertible Preferred Stock and the Series B Preferred Stock as undesignated shares. As of December 31, 2011, none of Constellation Energy’s preferred stock is issued or reserved for issuance.

BGE’s board of directors can, without further action by its shareholders, establish from the 1,000,000 undesignated shares of preferred stock, $100 per share par value, authorized by its charter one or more series of preferred stock. As of December 31, 2011, none of BGE’s preferred stock is issued or reserved for issuance.

Description of Common Stock

Dividend Rights

Constellation Energy will pay dividends on its common stock when declared by its board of directors. However, Constellation Energy must first pay all dividends and any redemption payments due on any outstanding shares of its preferred stock before it pays common stock dividends.

Voting Rights

Holders of Constellation Energy’s common stock are entitled to one vote per share on all matters on which shareholders vote. There are no cumulative voting rights.

Liquidation

If Constellation Energy liquidates or dissolves, its common stockholders will share equally in any of its assets remaining after full payment of liabilities to its creditors and the liquidation value per share plus accrued dividends due to holders of any outstanding shares of its preferred stock.

General

Holders of Constellation Energy’s common stock do not have any preemptive or special rights to purchase any shares of common stock it may issue at a later date. In addition, as holders of common stock, you have no redemption, conversion or sinking fund rights. When issued to you, the common stock will be legally issued, fully paid and nonassessable.

Description of Preferred Stock

Constellation Energy or BGE may issue preferred stock in one or more series, as described below. The following briefly summarizes the provisions of its charter that would be important to holders of its preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable charter. See “WHERE YOU CAN FIND MORE INFORMATION.”

The description of most of the financial and other specific terms of each series will be in the prospectus supplement in connection with the offering of that series. Those terms may vary from the terms described herein.

As you read this section, please remember that the specific terms of each series of preferred stock as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to every series of preferred stock.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under articles supplementary filed as part of the applicable charter. Reference to the applicable prospectus supplement means the prospectus supplement describing the specific terms of that offering of preferred stock you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series as fixed by the issuer’s board of directors, including, as applicable:

•	the number of shares;

•	the designation;

•	the voting powers;

•	votes per share (which cannot be greater than one vote per share);

•	liquidation preferences;

•	relative participating, optional or other rights;

•	conversion or exchange rights;

•	redemption rights;

•	put and sinking fund provisions;

•	dividend rights;

•	the terms or conditions of redemption; and

•	any other applicable terms.

In some cases, the issuance of preferred stock by Constellation Energy could delay a change in control of Constellation Energy and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of Constellation Energy’s or BGE’s common stock.

When we issue and receive payment for the preferred stock, the shares will be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have priority over the issuer’s common stock as to dividends and distributions of assets. Therefore, the rights of any preferred stock that may subsequently be issued may limit the rights of the holders of the issuer’s common stock. Pursuant to the terms of Constellation Energy’s Series B Preferred Stock, Constellation Energy is not permitted to issue preferred stock that ranks on a parity with the Series B Preferred Stock or that has a right to dividends or redemption without the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

The applicable prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of Constellation Energy or BGE, or debt or equity securities of third parties.

Maryland General Corporation Law and the Charter and Bylaws

Constellation Energy and BGE are Maryland corporations. Provisions of Maryland’s General Corporation Law (“Maryland Law”), in addition to provisions of the applicable charter and bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have an anti-takeover effect. This anti-takeover effect may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of Constellation Energy’s stock.

We have summarized the key provisions of Maryland Law and each of Constellation Energy’s and BGE’s charter and bylaws below. Because it is a summary, it does not contain all of the information that may be important to you. You should read the applicable charter and bylaws (see “WHERE YOU CAN FIND MORE INFORMATION”), and the relevant sections of Maryland Law to get a complete understanding of your rights. This summary is subject to, and qualified in its entirety by, reference to all the provisions of the applicable charter, bylaws and Maryland Law.

Business Combination Statute. Subject to certain exceptions, Maryland Law prohibits certain business combinations between a corporation and an interested stockholder for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements. The statute requires a business combination which is not excepted and which takes place after the five-year moratorium to be approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by the outstanding shares of voting stock of the corporation, voting together as a group; and (2) two-thirds of the votes entitled to be cast by holders of voting stock other than the interested stockholder who is a party to the combination, voting together as a group. An interested stockholder is defined as a beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting stock of the corporation. However, a person is not an interested stockholder if, prior to the most recent time at which such person would otherwise have become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person’s becoming an interested stockholder (which approval may be made subject to compliance at or after the time of approval, with any terms and conditions determined by the board, e.g., a standstill requirement). Maryland Law allows companies to opt out of this provision. Neither Constellation Energy nor BGE has opted out.

Control Share Statute. Maryland Law provides, with certain exceptions, that control shares (generally, shares with more than one-tenth, one-third and a majority of the power to vote generally in the election of directors) of a corporation acquired in a control share acquisition have no voting rights except to the extent approved by the stockholders by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter, excluding interested shares. If the stockholders do not accord voting rights to the control shares, the corporation may redeem the control shares under certain circumstances. Unless the charter or bylaws provide otherwise, if voting rights are approved, and as a result the interested stockholder becomes entitled to exercise a majority or more of the voting power of all shares of the corporation, non-interested stockholders will have dissenters’ rights. Maryland Law allows companies to opt out of this provision. Constellation Energy has opted out, but can opt back in at its option.

Corporate Governance. Shareholders of Constellation Energy may remove directors only for cause upon the affirmative vote of the holders of at least a majority of the combined voting powers of the classes of capital stock entitled to vote in the election of directors. The number of directors may be fixed only by vote of the board of directors and vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office. Shareholder proposals and nominations are subject to specified restrictions and procedures contained in its bylaws. The effect of these provisions could be to delay the shareholders’ ability to elect a majority of new directors.

DESCRIPTION OF WARRANTS

General

Constellation Energy may issue warrants to purchase debt securities, preferred stock, common stock or any combination of these securities and these warrants may be issued by Constellation Energy independently or together with any underlying securities and may be attached to or separate from the underlying securities. Constellation Energy will issue each series of warrants under a separate warrant agreement to be entered into between Constellation Energy and a warrant agent. The warrant agent will be identified in the applicable prospectus supplement. The warrant agent will act solely as Constellation Energy’s agent in connection with the warrants of the series for which it is appointed and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants of that series.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by, reference to the terms and provisions of the warrant agreement, a form of which has been filed as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any warrants that Constellation Energy may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. The exercise price for the warrants will be subject to adjustment in accordance with the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Constellation Energy will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against Constellation Energy to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

Constellation Energy may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to Constellation Energy, and obligating Constellation Energy to purchase from or sell to the holders, a specified number of shares of Constellation Energy’s common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. Constellation Energy may issue stock purchase contracts in such amounts and in as many distinct series as it wishes. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which are referred to in this prospectus as units. The stock purchase contracts may require Constellation Energy to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Constellation Energy’s common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of Constellation Energy’s common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

DESCRIPTION OF UNITS

Constellation Energy may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.

In some cases we may also repurchase the securities and reoffer them to the public by one or more of the methods described above.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

By Agents

Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable issuer. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.

By Underwriters or Dealers

If underwriters are used in the sale, the underwriters may be designated by the applicable issuer or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the securities offered hereby.

If dealers are utilized in the sale of the securities, the applicable issuer will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly to the public. In this case, no underwriters or agents would be involved.

General Information

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the securities shall be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:

•

the purchase by an institution of the securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•

if the securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered security will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our securities.

In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.

We may from time to time, without the consent of the existing security holders, create and issue further securities having the same terms and conditions as the securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

VALIDITY OF THE SECURITIES

Unless otherwise noted in the applicable prospectus supplement, one of our lawyers will issue an opinion regarding the validity of the securities offered pursuant to this prospectus. Our lawyer may rely as to matters of New York law on the opinion of Kirkland & Ellis LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Constellation Energy Group, Inc. for the year ended December 31, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of MXenergy Holdings, Inc. and Star Electricity, Inc. which Constellation Energy Group, Inc. acquired during 2011) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Baltimore Gas and Electric Company for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Constellation Energy Nuclear Group, LLC incorporated in this prospectus by reference to the Annual Report on Form 10-K of Constellation Energy Group, Inc. for the fiscal year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Constellation Energy files annual, quarterly and current reports, proxy statements and other information with the SEC. BGE files annual, quarterly and current reports, and other information with the SEC. You may read and copy any document filed by BGE or Constellation Energy at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information, regarding companies (including Constellation Energy and BGE) that file documents with the SEC electronically. Constellation Energy’s and BGE’s SEC filings may also be obtained from Constellation Energy’s web site at http://www.constellation.com. The addresses for both the SEC’s and Constellation Energy’s web site are inactive textual references only and the contents of those sites (other than the documents incorporated by reference as set forth below) are not a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. In addition, the SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Constellation Energy and BGE incorporate by reference the documents listed below only in respect of offerings conducted by each of them (and not the other) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until Constellation Energy and BGE sell all the securities.

Constellation Energy (Exchange Act File No. 1-12869)

•	Annual Report on Form 10-K for the year ended December 31, 2011.

•	Current Report on Form 8-K filed on January 19, 2012.

•

Description of the Common Stock under the caption “Proposal No. 1, Approval of the Share Exchange and Formation of the Holding Company—Constellation Energy Capital Stock” in the Proxy Statement and Prospectus contained in Post-Effective Amendment No. 1 to Constellation Energy’s Registration Statement on Form S-4 (Reg. No. 33-64799), including any amendments or reports filed with the SEC for the purpose of updating this description.

BGE (Exchange Act File No. 1-1910)

•	Annual Report on Form 10-K for the year ended December 31, 2011.

•	Current Report on Form 8-K filed on January 19, 2012.

Any person, including any beneficial owner, may request a copy of these filings, at no cost, by writing or telephoning Constellation Energy at the following address:

Investor Relations

Constellation Energy Group, Inc.

100 Constellation Way

Baltimore, Maryland 21202

410-470-6440

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither Constellation energy nor BGE have authorized anyone else to provide you with different information. Neither Constellation Energy nor BGE are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Constellation Energy Group, Inc.

Unsecured Debt Securities, Common Stock,

Preferred Stock, Warrants, Stock Purchase Contracts and Units

Baltimore Gas and Electric Company

Unsecured Debt Securities, Senior Secured Bonds and Preferred Stock

PROSPECTUS

Dated March 2, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$	*
Services of Independent Accountants		**
Trustee Fees and Expenses		**
Legal Fees and Expenses		**
Debt Securities Rating Fees		**
Printing and Delivery Expenses		**
Listing Fees		**
Transfer Agent and Fees		**
Miscellaneous Expenses		**

Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan (“Director”). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such Director in connection with the Proceeding unless it is established that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the Director had reasonable cause to believe the act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director who has been successful in the defense of any Proceeding described above, or in the defense of any claim, issue or matter in the Proceeding, shall be indemnified against reasonable expenses incurred in connection with the Proceeding or the claim, issue or matter in which the Director has been successful. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a Director or advance expenses for a Proceeding brought by the Director against the corporation except if the Proceeding is brought to enforce indemnification by the corporation or if the corporation’s charter or bylaws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director, may order indemnification if it determines that in view of all the relevant circumstances, the Director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director prior to the final disposition of a Proceeding upon receipt by the corporation of a written undertaking by or on behalf of the Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, bylaws, a resolution of shareholders or directors, an agreement or otherwise.

A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

Constellation Energy

Article Eighth of Constellation Energy’s Charter reads as follows:

“(a)(i) The Corporation shall indemnify

(A) Its Directors and Officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland, now or hereafter in force, including the advance of expenses, under the procedures and to the full extent permitted by law, and

(B) other employees and agents, to such extent as shall be authorized by the Board of Directors or the Corporation’s by-laws and be permitted by law.

(ii) The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

(iii) The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

(b) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Director or Officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Directors and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.”

Article V of Constellation Energy’s By-Laws reads as follows:

“The Corporation shall indemnify any present or former Director or Officer of the Corporation and each director or elected officer of any direct or indirect wholly-owned subsidiary of the Corporation who is made, or threatened to be made, a party to a proceeding by reason of his or her service in that capacity or by reason of service, while a Director or Officer of the Corporation and at the request of the Corporation, as a director or officer of another corporation, limited liability company, partnership, trust, employee benefit plan or other enterprise, and the Corporation shall pay or reimburse reasonable expenses incurred in advance of final disposition of the proceeding, in each case to the fullest extent permitted by the laws of the State of Maryland. The Corporation may indemnify, and advance reasonable expenses to, other employees and agents of the Corporation and employees and agents of any subsidiary of the Corporation to the extent authorized by the Board of Directors. The Corporation will follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

The indemnification and advance of expenses provided by the Charter and these by-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed or acting as agent for the corporation, shall continue in respect of all events occurring while a person was a Director or Officer after such person has ceased to be a Director or Officer, and shall inure to the benefits of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each Director or Officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such Director or Officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force.”

The Directors and officers of Constellation Energy are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by Constellation Energy.

BGE

Article V of BGE’s Charter reads as follows:

“A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. It is the intent of this Article that the liability of directors and officers shall be limited to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.”

Article IV of BGE’s By-Laws reads as follows:

“Each person made or threatened to be made party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or, at its request, is or was a director or officer of another corporation, shall be indemnified by the Company (to the extent indemnification is not otherwise provided by insurance) against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable common or statutory law, state or federal. The foregoing indemnity shall not be inclusive of other rights to which such person may be entitled.”

The directors and officers of BGE are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by Constellation Energy with BGE’s share of the premium being reimbursed by BGE.

Also, see indemnification provisions in the forms of Purchase Agreements referenced in the Exhibit Index.

ITEM 16.	EXHIBITS.

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake: (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Constellation Energy Group, Inc., a Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 2nd day of March, 2012.

CONSTELLATION ENERGY GROUP, INC. (Registrant)

By:	/s/ MAYO A. SHATTUCK III
Mayo A. Shattuck III
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mayo A. Shattuck III, Charles A. Berardesco and Sean J. Klein as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal executive officer:

/s/ MAYO A. SHATTUCK III Mayo A. Shattuck III	Chairman of the Board of Directors, President and Chief Executive Officer	March 2, 2012

Principal financial officer:

/s/ JONATHAN W. THAYER Jonathan W. Thayer	Senior Vice President and Chief Financial Officer	March 2, 2012

Principal accounting officer:

/s/ BRYAN P. WRIGHT Bryan P. Wright	Vice President, Controller and Chief Accounting Officer	March 2, 2012

Directors:

/s/ YVES C. DE BALMANN Yves C. de Balmann	Director	March 2, 2012

/s/ ANN C. BERZIN Ann C. Berzin	Director	March 2, 2012

Signature	Title	Date

/s/ JAMES T. BRADY James T. Brady	Director	March 2, 2012

/s/ JAMES R. CURTISS James R. Curtiss	Director	March 2, 2012

/s/ FREEMAN A. HRABOWSKI, III Freeman A. Hrabowski, III	Director	March 2, 2012

/s/ NANCY LAMPTON Nancy Lampton	Director	March 2, 2012

/s/ ROBERT J. LAWLESS Robert J. Lawless	Director	March 2, 2012

/s/ JOHN L. SKOLDS John L. Skolds	Director	March 2, 2012

/s/ MICHAEL D. SULLIVAN Michael D. Sullivan	Director	March 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Baltimore Gas and Electric Company, a Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 2nd day of March, 2012.

BALTIMORE GAS AND ELECTRIC COMPANY (Registrant)

By:	/s/ KENNETH W. DEFONTES, JR.
Kenneth W. DeFontes, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kenneth W. DeFontes, Jr., Charles A. Berardesco and Sean J. Klein as his true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal executive officer:

/s/ KENNETH W. DEFONTES, JR. Kenneth W. DeFontes, Jr.	President, Chief Executive Officer and Director	March 2, 2012

Principal financial and accounting officer:

/s/ CARIM V. KHOUZAMI Carim V. Khouzami	Chief Financial Officer and Treasurer	March 2, 2012

Directors:

/s/ MICHAEL D. SULLIVAN Michael D. Sullivan	Chairman of the Board of Directors	March 2, 2012

/s/ THOMAS F. BRADY Thomas F. Brady	Director	March 2, 2012

/s/ JOSEPH L. HASKINS Joseph L. Haskins	Director	March 2, 2012

Signature	Title	Date

/s/ CARLA D. HAYDEN Carla D. Hayden	Director	March 2, 2012

/s/ MAYO A. SHATTUCK III Mayo A. Shattuck III	Director	March 2, 2012

/s/ MICHAEL J. WALLACE Michael J. Wallace	Director	March 2, 2012

EXHIBIT INDEX

EXHIBIT NUMBER

1(a)	-	Form of Constellation Energy Group, Inc. Purchase Agreement, including Standard Purchase Provisions for Unsecured Debt Securities (Incorporated by reference to Exhibit 1(a) of the Registration Statement on Form S-3 of Constellation Energy Group, Inc. filed July 24, 2006, Reg. No. 333-135991).

1(b)	-	Form of Baltimore Gas and Electric Company Purchase Agreement, including Standard Purchase Provisions for Unsecured Debt Securities (Incorporated by reference to Exhibit 1(b) of the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 24, 2006, Reg. No. 333-135991-01).

1(c)*	-	Form of Constellation Energy Group, Inc. Purchase Agreement, including Standard Purchase Provisions for Convertible Debt Securities.

1(d)*	-	Form of Agency Agreement.

1(e)	-	Form of Constellation Energy Group, Inc. Purchase Agreement, including Standard Purchase Provisions for Common Stock (Incorporated by reference to Exhibit 1(e) of the Registration Statement on Form S-3 of Constellation Energy Group, Inc. filed July 24, 2006, Reg. No. 333-135991).

1(f)*	-	Form of Constellation Energy Group, Inc. Purchase Agreement, including Standard Purchase Provisions for Preferred Stock.

1(g)*	-	Form of Baltimore Gas and Electric Company Purchase Agreement, including Standard Purchase Provisions for Preferred Stock.

1(h)*	-	Form of Constellation Energy Group, Inc. Purchase Agreement, including Standard Purchase Provisions for Stock Purchase Contracts.

1(i)*	-	Form of Constellation Energy Group, Inc. Purchase Agreement, including Standard Purchase Provisions for Units.

1(j)	-	Form of Baltimore Gas and Electric Company Purchase Agreement, including Standard Purchase Provisions for Senior Secured Bonds (Incorporated by reference to Exhibit 1(j) of Post-Effective Amendment No.1 to the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 9, 2009, Reg. No. 333-157637-01).

3(a)	-	Amended and Restated Charter of Constellation Energy Group, Inc. as of April 30, 1999 (Incorporated by reference to Appendix B to Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Constellation Energy Group, Inc. filed March 3, 1999, Reg. No. 33-64799).

3(b)	-	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of July 19, 1999 (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K dated July 19, 1999, File No. 1-12869).

3(c)	-	Certificate of Correction to the Charter of Constellation Energy Group, Inc. as of September 13, 1999 (Incorporated by reference to Exhibit 3(c) to the Annual Report on Form 10-K for the year ended December 31, 1999, File No. 1-12869).

3(d)	-	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of November 20, 2001 (Incorporated by reference to Exhibit 3(e) to the Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-12869).

3(e)	-	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of April 10, 2007 (Incorporated by reference to Exhibit 3(a) to the Current Report on Form 8-K dated April 10, 2007, File No. 1-12869).

EXHIBIT NUMBER

3(f)	-	Articles of Amendment to the Charter of Constellation Energy Group, Inc. as of July 21, 2008 (Incorporated by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 1-12869).

3(g)	-	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of September 19, 2008 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated September 19, 2008, File No. 1-12869).

3(h)	-	Correction to Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of November 25, 2008 (Incorporated by reference to Exhibit 3(c) to the Annual Report on Form 10-K for the year ended December 31, 2008, File No. 1-12869).

3(i)	-	Articles Supplementary to the Charter of Constellation Energy Group, Inc. as of December 17, 2008 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated December 17, 2008, File No. 1-12869).

3(j)	-	Bylaws of Constellation Energy Group, Inc. as amended to July 18, 2008 (Incorporated by reference to Exhibit 3 to the Current Report on Form 8-K dated July 18, 2008, File No. 1-12869).

3(k)	-	Charter of Baltimore Gas and Electric Company, restated as of August 16, 1996 (Incorporated by reference to Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, File No. 1-1910).

3(l)	-	Article of Amendment to the Charter of Baltimore Gas and Electric Company as of February 2, 2010 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated February 4, 2010, File No. 1-1910).

3(m)	-	Bylaws of Baltimore Gas and Electric Company as amended to February 4, 2010 (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K dated February 4, 2010, File No. 1-1910).

4(a)	-	Indenture dated as of July 24, 2006 between Constellation Energy Group, Inc. and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 of Constellation Energy Group, Inc. filed July 24, 2006, Reg. No. 333-135991).

4(b)	-	First Supplemental Indenture between Constellation Energy Group, Inc. and Deutsche Bank Trust Company Americas, as trustee, dated as of June 27, 2008 (Incorporated by reference to Exhibit 4(a) to the Current Report on Form 8-K dated June 30, 2008, File No. 1-12869).

4(c)	-	Indenture dated as of July 24, 2006, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4(b) of the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 24, 2006, Reg. No. 333-135991-01).

4(d)	-	First Supplemental Indenture between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee, dated as of October 13, 2006 (Incorporated by reference to Exhibit 4(a) to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, File No. 1-1910).

4(e)	-	Indenture dated as of June 19, 2008 between Constellation Energy Group, Inc. and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4(a) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 1-12869).

4(f)	-	Common Stock certificate (Incorporated by reference to Exhibit 4(c) of the Registration Statement on Form S-3 of Constellation Energy Group, Inc. filed March 25, 1999, Reg. Nos. 333-59601 and 33-57658).

EXHIBIT NUMBER

4(g)*	-	Constellation Energy Group, Inc. Preferred Stock certificate.

4(h)*	-	Baltimore Gas and Electric Company Preferred Stock certificate.

4(i)*	-	Form of Constellation Energy Group, Inc. Warrant Agreement.

4(j)	-	Form of Constellation Energy Group, Inc. Unsecured Debt Security (Fixed Rate) (Included in Exhibits 4(a) and 4(e)).

4(k)	-	Form of Baltimore Gas and Electric Company Unsecured Debt Security (Fixed Rate) (Included in Exhibit 4(c)).

4(l)	-	Form of Constellation Energy Group, Inc. Unsecured Debt Security (Floating Rate) (Included in Exhibits 4(a) and 4(e)).

4(m)	-	Form of Baltimore Gas and Electric Company Unsecured Debt Security (Floating Rate) (Included in Exhibit 4(c)).

4(n)*	-	Form of Constellation Energy Group, Inc. Interest Calculation Agency Agreement.

4(o)*	-	Form of Baltimore Gas and Electric Company Interest Calculation Agency Agreement.

4(p)*	-	Form of Constellation Energy Group, Inc. Stock Purchase Contract, including form of security certificate.

4(q)*	-	Form of Constellation Energy Group, Inc. Unit Agreement, including form of security certificate.

4(r)*	-	Form of Pledge Agreement.

4(s)*	-	Form of Remarketing Agreement.

4(t)*	-	Form of Constellation Energy Group, Inc. Convertible Debt Security.

4(u)	-	Indenture and Security Agreement dated as of July 9, 2009, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee (including form of Baltimore Gas and Electric Company Officer’s Certificate and form of Senior Secured Bond) (Incorporated by reference to Exhibits 4(u) and 4(u)(1) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 9, 2009, Reg. No. 333-157637-01).

4(v)	-	Baltimore Gas and Electric Company Deed of Easement and Right-of-Way Grant dated as of July 9, 2009 (Incorporated by reference to Exhibit 4(u)(2) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 9, 2009, Reg. No. 333-157637-01).

5(a)	-	Opinion of Company Counsel dated March 2, 2012.

5(b)	-	Opinion of Kirkland & Ellis LLP, New York, New York, dated March 2, 2012.

12(a)	-	Computation of Ratio of Earnings to Fixed Charges for Constellation Energy Group, Inc. (Incorporated by reference to Exhibit 12(a) to Form 10-K for the year ended December 31, 2011, File No. 1-12869).

12(b)	-	Computation of Ratio of Earnings to Fixed Charges and Computation of Ratio of Earnings to Combined Fixed Charges and Preferred and Preference Dividend Requirements for Baltimore Gas and Electric Company. (Incorporated by reference to Exhibit 12(b) to the Annual Report on Form 10-K for the year ended December 31, 2011, File No. 1-1910).

23(a)	-	Consent of Company Counsel dated March 2, 2012 (included in Exhibit 5(a)).

23(b)	-	Consent of Kirkland & Ellis LLP, New York, New York, dated March 2, 2012 (included in Exhibit 5(b)).

EXHIBIT NUMBER

23(c)	-	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, dated March 2, 2012.

23(d)	-	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, dated March 2, 2012 (for Constellation Energy Nuclear Group, LLC).

24	-	Powers of Attorney (included in signature pages).

25(a)	-	Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) of Deutsche Bank Trust Company Americas, Trustee.

26*	-	Invitation for Competitive Bids.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.